UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement
Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement
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Hollywood Media Corp.
(Name of Registrant as Specified in Its Charter)

1(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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November 21, 2011

Dear Fellow Shareholders:

We invite you to attend the 2011 Annual Meeting of Shareholders of Hollywood Media Corp. (which we refer to as “Hollywood Media,” the “Company,” “we,” “our,” and “us”).  The annual meeting will be held at 10:00 a.m., Eastern time, on December 19, 2011, at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431.  Conference Room 123A is on the first floor of the building in the Atrium.  The accompanying Notice of 2011 Annual Meeting of Shareholders, Proxy Statement, Proxy Card, and Hollywood Media’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, are first being mailed to Hollywood Media’s shareholders on or about November 22, 2011.

At the annual meeting you will be asked to vote on the election of five directors nominated by Hollywood Media’s Board of Directors, and to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for 2011.  Shareholders of record at the close of business on November 14, 2011 are entitled to notice of, and to vote at, the annual meeting or at any postponements or adjournments of the annual meeting.

Please review the accompanying Proxy Statement for more complete information regarding the matters proposed for your consideration at the 2011 Annual Meeting.  Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, which is being made available to you along with the accompanying Proxy Statement, contains information about Hollywood Media and its performance.

Your Vote Is Very Important.  Whether or not you plan to attend the annual meeting, please vote as soon as possible. As an alternative to voting in person at the annual meeting, you may vote via the Internet or by telephone pursuant to the procedures described in the accompanying Proxy Statement or, if you receive a paper proxy card in the mail, by completing and returning the proxy card. Voting by any of these methods will ensure your representation at the annual meeting.  If you attend the annual meeting, you may vote in person if you wish, whether or not you have previously voted.  Please note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee) and wish to vote such shares in person at the annual meeting, you must obtain from the relevant bank, broker or other nominee holding such shares a properly executed “legal proxy” identifying you as the beneficial owner of such shares, authorizing you to act on behalf of the nominee-record owner of such shares at the annual meeting and identifying the number of shares (and certificate numbers, if applicable) in respect of which the authorization is granted.

Sincerely,

Mitchell Rubenstein
Chairman and Chief Executive Officer

Annual Meeting Guidelines and Procedures.  At the annual meeting we will distribute copies of our customary annual meeting guidelines and procedures to be followed by persons attending the annual meeting. These rules include the following, among other things:  (i) attendance is limited to (a) shareholders of record as of the record date, (b) beneficial or “street” owners having written evidence of ownership as of the record date, (c) authorized proxies of such shareholders presenting written evidence of such authorization, and (d) invited guests of management; and (ii) the use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited.

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HOLLYWOOD MEDIA CORP.
2255 Glades Road
Boca Raton, Florida 33431
(561) 998-8000

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

Meeting Date:	December 19, 2011
Meeting Time:	10:00 a.m., Eastern Time
Meeting Place:	2255 Glades Road, Conference Room 123A
Boca Raton, Florida 33431

Notice is hereby given that the 2011 Annual Meeting of Shareholders (the “Meeting”) of Hollywood Media Corp., a Florida corporation (which we refer to as “Hollywood Media,” the “Company,” “we,” “our,” and “us”), will be held for the following purposes:

1.	To consider and vote upon the election of five directors nominated by Hollywood Media’s Board of Directors;

2.
To consider and vote upon a proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	Such other business as properly may be presented at the Meeting or any adjournments or postponements thereof.

You are cordially invited to attend the Meeting.  Whether or not you plan to attend the Meeting, to ensure that your shares are represented at the Meeting we ask you to please read the accompanying Proxy Statement and vote as soon as possible. As an alternative to voting in person at the Meeting, you may vote via the Internet or by telephone pursuant to the procedures described in the accompanying Proxy Statement or, if you receive a paper proxy card in the mail, by completing and returning the proxy card. Voting by any of these methods will ensure your representation at the Meeting.  Your proxy may be revoked at any time before it is voted.  If you attend the Meeting, you may vote in person if you wish, whether or not you have executed and returned your proxy card.  Please note that if you hold your shares in “street name” (that is, through a bank, broker or other nominee) and wish to vote such shares in person at the Meeting, you must obtain from the relevant bank, broker or other nominee holding such shares a properly executed “legal proxy”.

Please review the Proxy Statement accompanying this notice for more complete information regarding the matters proposed for your consideration at the Meeting.  Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, which is being made available to you along with the Proxy Statement, contains information about Hollywood Media and its performance.

By Order of the Board of Directors

Laurie S. Silvers
Vice Chairman of the Board, President and Secretary

Boca Raton, Florida
November 21, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on December 19, 2011:  The Notice of Annual Meeting, Proxy Statement and Proxy Card for Hollywood Media Corp.’s 2011 Annual Meeting of Shareholders to be held on December 19, 2011, and Hollywood Media Corp.’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, are available for your review at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=00715.

TABLE OF CONTENTS
Page:

QUESTIONS AND ANSWERS ABOUT THE MEETING	1

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS	7

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS	7

ELECTION OF DIRECTORS (Proposal No. 1)	8
Size of Board; Majority of Independent Directors	8
Nominees and Members of the Board of Directors	8
Election of Directors	10

CORPORATE GOVERNANCE	11
Board Leadership Structure	11
The Board’s Role in Risk Oversight	11
Independent Directors	11
Meetings and Director Attendance	11
Committees of the Board of Directors	12
Director Nomination Process	14
Section 16(a) Beneficial Ownership Reporting Compliance	15
Code of Ethics	15

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	16

EQUITY COMPENSATION PLAN INFORMATION	18

EXECUTIVE OFFICERS	19

EXECUTIVE COMPENSATION	20
Summary Compensation Table	20
Employment Agreements with Named Executive Officers	22
Cash Bonuses	26
Stock Option Grants and Equity-Based Compensation	26
Other Benefits	26
Outstanding Equity Awards at 2010 Fiscal Year-End	27
Plans Providing for Payment of Retirement Benefits	27
Agreements Providing Potential Payments Upon Termination or Change-in-Control	27
2010 Director Compensation	28

AUDIT MATTERS	30
Report of the Audit Committee	30
Appointment of Independent Registered Public Accounting Firm; Attendance at Meeting	31
Independent Registered Public Accounting Firm’s Fees and Services	31
Audit Committee Pre-Approval Policies and Procedures	32

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (Proposal No. 2)	33

TRANSACTIONS WITH RELATED PERSONS	34

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS	36

OTHER MATTERS	38

ANNUAL REPORT	38

HOLLYWOOD MEDIA CORP.
2255 Glades Road
Boca Raton, Florida 33431
(561) 998-8000

2011 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

As further described in this Proxy Statement, this Proxy Statement is furnished in connection with the solicitation of the accompanying proxies on behalf of the Board of Directors of Hollywood Media Corp. (which we refer to as “Hollywood Media,” the “Company,” “we,” “our,” and “us”) for use at Hollywood Media’s 2011 Annual Meeting of Shareholders (the “Meeting”) to be held at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431, on December 19, 2011, convening at 10:00 a.m., Eastern time, and at any adjournments or postponements thereof.

This Proxy Statement, the accompanying proxy card, our Notice of 2011 Annual Meeting of Shareholders, and Hollywood Media’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, are first being mailed to Hollywood Media’s shareholders on or about November 22, 2011. Shareholders should review the information in this Proxy Statement together with Hollywood Media’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended.  A list of shareholders of record entitled to vote at the Meeting will be available at Hollywood Media’s principal executive offices, located at 2255 Glades Road, Suite 221-A, Boca Raton, Florida 33431, for a period of ten days prior to the Meeting and at the Meeting itself for examination by any shareholder.

QUESTIONS AND ANSWERS ABOUT THE MEETING

Why am I receiving this Proxy Statement?

You are receiving this Proxy Statement because you owned shares of Hollywood Media common stock as of the close of business on the record date of November 14, 2011 (the “Record Date”).  This Proxy Statement is being furnished to holders of Hollywood Media’s common stock in connection with the solicitation of proxies by and on behalf of Hollywood Media’s Board of Directors (the “Board” or the “Board of Directors”) for use at the Meeting.

When is the Meeting and where is it being held?

The Meeting will be held on December 19, 2011, at 10:00 a.m., Eastern Time, at 2255 Glades Road, Conference Room 123A, Boca Raton, Florida 33431. Conference Room 123A is on the first floor of the building.

Who is entitled to notice of and to vote at the Meeting?

Only Hollywood Media shareholders of record at the close of business on the Record Date are entitled to receive notice of the Meeting and to vote shares of Hollywood Media common stock that they held as of the close of business on the Record Date at the Meeting or any postponements or adjournments of the Meeting.  Each outstanding share of Hollywood Media common stock as of the close of business on the Record Date entitles its holder to cast one vote on each matter to be voted upon.

Who can attend the Meeting?

All shareholders of Hollywood Media as of the Record Date, or their duly appointed proxies, may attend the Meeting.  To gain admission, you will need to show that you are a shareholder of Hollywood Media.  All shareholders will be required to show valid, government-issued, picture identification. If your shares are registered in your name, your name will be compared to the list of registered shareholders to verify your share ownership.  If you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring evidence of your share ownership, such as your most recent brokerage account statement or a legal proxy from your broker, bank or other nominee. See information below under the headings “If my shares are held in “street name” by my broker, will my broker vote my shares for me?” and “If my shares are held in “street name” by my broker, can I vote in person at the Meeting?”. If you do not have valid picture identification and proof that you owned shares of Hollywood Media common stock as of the Record Date, you may not be admitted to the Meeting.

At the Meeting we will distribute copies of our customary annual meeting guidelines and procedures to be followed by persons attending the Meeting.  These rules include the following, among other things: (i) attendance is limited to (a) shareholders of record as of the Record Date, (b) beneficial or “street” owners having written evidence of ownership as of the Record Date, (c) authorized proxies of such shareholders presenting written evidence of such authorization, and (d) invited guests of management; and (ii) the use of cameras, sound recording equipment, communication devices, or any other similar equipment is prohibited.

What matters are going to be considered at the Meeting and what am I being asked to vote on?

At the Meeting, holders of shares of Hollywood Media’s common stock will be requested to consider and vote upon:

(1)
the election of five directors nominated by Hollywood Media’s Board of Directors (Mitchell Rubenstein, Laurie S. Silvers, Harry T. Hoffman, Robert D. Epstein and Stephen Gans), as described in Proposal 1 below;

(2)	a proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011; and

(3)	such other business as properly may be presented at the Meeting or any adjournments or postponements thereof.

What are the Board’s recommendations?

HOLLYWOOD MEDIA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLLYWOOD MEDIA’S SHAREHOLDERS VOTE:

(1)	FOR THE ELECTION OF THE FIVE DIRECTORS NOMINATED BY HOLLYWOOD MEDIA’S BOARD OF DIRECTORS (MITCHELL RUBENSTEIN, LAURIE S. SILVERS, HARRY T. HOFFMAN, ROBERT D. EPSTEIN AND STEPHEN GANS); AND

(2)	FOR THE RATIFICATION OF KAUFMAN ROSSIN & CO., P.A. AS HOLLYWOOD MEDIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

How many shares of Hollywood Media common stock were outstanding and entitled to vote as of the close of business on the Record Date?

As of the close of business on the Record Date, there were 23,179,068 shares of Hollywood Media common stock outstanding and entitled to vote.

What constitutes a quorum at the Meeting?

A majority of the outstanding shares of Hollywood Media common stock outstanding as of the close of business on the Record Date must be represented, in person or by proxy, to constitute a quorum at the Meeting.  Shares represented by a proxy card either marked as “withhold authority” or “abstain” or returned without voting instructions will be counted as present for the purpose of determining whether the quorum requirement is satisfied.  Also, in those instances where shares are held by brokers, banks or other nominees who have returned a proxy but are prohibited from exercising discretionary authority for beneficial owners who have not given voting instructions, those shares will be counted as present for quorum purposes (see information below under the heading “If my shares are held in “street name” by my broker, will my broker vote my shares for me?”).  If less than a majority of the outstanding shares of Hollywood Media common stock outstanding as of the close of business on the Record Date are represented, in person or by proxy, at the Meeting, then a majority of the shares represented, in person or by proxy, at the Meeting may adjourn or postpone the Meeting to another date, time or place.  Once a share is represented for any purpose at the Meeting, it is deemed present for quorum purposes for the remainder of the Meeting and for any adjournment or postponement of the Meeting unless a new record date is or must be set for that adjourned or postponed meeting.

How do I vote?

You can use the following methods to vote:

By Written Proxy.  Shareholders of record (who own shares registered in their name directly with Hollywood Media’s transfer agent on the close of business on the Record Date) who receive a paper proxy card in the mail can vote by completing, signing, dating and returning the proxy card in the postage-prepaid envelope provided.  If you hold shares in “street name” (that is, through a broker, bank or other nominee), you may request a written proxy card or a voting instruction card form from your broker, bank or other nominee.

By Telephone or Through the Internet.  Shareholders of record (who own shares registered in their name directly with Hollywood Media’s transfer agent on the close of business on the Record Date) also can vote by telephone or through the Internet until 11:59 PM Eastern time on December 18, 2011 by calling (for telephone voting) toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and following the instructions, or by accessing (for Internet voting) http://www.voteproxy.com and following the on-screen instructions. Shareholders of record electing to vote by telephone or through the Internet should have their proxy card available when they call or access the website.  If you hold shares in “street name” (that is, through a broker, bank or other nominee), you may vote by telephone or through the Internet if your broker, bank or other nominee makes those methods available, in which case the broker, bank or other nominee will include the instructions with the proxy materials.  The telephone and Internet voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares, and to confirm that their instructions have been recorded properly.

In Person.  Shareholders of record (who own shares registered in their name directly with Hollywood Media’s transfer agent on the close of business on the Record Date) may vote in person at the Meeting.  If you hold shares in “street name” (that is, through a broker, bank or other nominee), you may vote in person at the Meeting if you have a properly executed legal proxy from your broker, bank or other nominee entitling you to vote such shares (see information below under the heading “If my shares are held in “street name” by my broker, can I vote in person at the Meeting?”).

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

If your shares of Hollywood Media common stock are held in a stock brokerage account or by a bank or other nominee, then you are considered the beneficial owner of shares of Hollywood Media common stock held in your “street name” and these proxy materials are being forwarded to you by your broker, bank or other nominee, who is considered the shareholder of record with respect to those shares.  As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote.  However, since you are not the shareholder of record, you may not vote these shares in person at the Meeting, unless you request a legal proxy from your broker, bank or other nominee.  Your broker, bank or other nominee has enclosed a voting instruction card for you to use in directing the broker, bank or other nominee regarding how to vote your shares.

Brokers who hold shares in street name for customers have the authority to vote on “routine” proposals (such as such as Proposal No. 2, the proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011) when they have not received instructions from beneficial owners.  However, brokers are precluded from exercising their voting discretion with respect to approval of non-routine matters, such as Proposal No. 1 regarding the election of directors and, as a result, absent specific instructions from the beneficial owner of such shares, brokers will not vote those shares.  This is referred to as a “broker non-vote.”  Broker non-votes will be considered as “present” for purposes of determining a quorum, but will not be voted “for” or “against” non-routine matters (such as Proposal No. 1 regarding the election of directors).

Your broker, bank or other nominee will send you information to instruct such broker, bank or other nominee on how to vote on your behalf.  If you do not receive a voting instruction card from your broker, bank or other nominee, please contact your broker, bank or other nominee promptly to get the voting instruction card.  Your vote is important to the success of the proposals.  Hollywood Media encourages all of its shareholders whose shares are held in street name to provide their brokers, banks and other nominees with instructions on how to vote.

If my shares are held in “street name” by my broker, can I vote in person at the Meeting?

If any beneficial owner of shares of Hollywood Media’s common stock holds such shares in “street name” (through a bank, broker or other nominee) and wishes to vote such shares in person at the Meeting, such owner must obtain from the relevant bank, broker or other nominee holding such shares of Hollywood Media common stock a properly executed “legal proxy” identifying the beneficial owner as a holder of such common stock, authorizing the beneficial owner to act on behalf of the nominee-record owner of such common stock at the Meeting and identifying the number of shares of such common stock (and certificate numbers, if applicable) in respect of which the authorization is granted.

How will shares of common stock represented by proxies from the record holder of such shares be voted?

Shares of common stock represented by proxies from the record holder of such shares that are received at or prior to the Meeting that have not been revoked will be voted at the Meeting in accordance with the instructions contained therein.  Shares of common stock represented by proxies from the record holder of such shares for which no instruction is provided will be voted “for” the election of the five directors nominated by the Board (Mitchell Rubenstein, Laurie S. Silvers, Harry T. Hoffman, Robert D. Epstein and Stephen Gans), and “for” the ratification of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies from record holders of Hollywood Media’s common stock will be voted in the same manner as such proxies would have been voted at the initial convening of the Meeting (except for any proxies that theretofore effectively have been revoked or withdrawn), notwithstanding that they may have been effectively voted on the same or any other matter at a previous meeting.  If any other matters are properly presented at the Meeting for consideration, including consideration of a motion to adjourn the Meeting to another time and/or place (including for the purpose of soliciting additional proxies), the persons named in the submitted proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

Can I change my vote or revoke my proxy?

Yes.  You can change your vote or revoke your proxy in one of the following ways at any time before your proxy is voted at the Meeting.  First, you can change your vote or revoke your proxy by delivering a written notice to the Secretary of Hollywood Media (at 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431) prior to the time it is exercised.  Second, you can submit a new, later dated proxy (including an Internet or telephone vote in accordance with the procedures described in this Proxy Statement) prior to the time the initial proxy is exercised.  Third, you can attend the Meeting and vote in person (provided, that if you hold your shares in “street name” (through a bank, broker or other nominee) and wish to vote such shares in person at the Meeting, you must obtain from the relevant bank, broker or other nominee holding such shares a properly executed “legal proxy” (see information above under the heading “If my shares are held in “street name” by my broker, can I vote in person at the Meeting?”)).  Attendance at the Meeting will not in itself constitute a revocation of a previously furnished proxy.

If you hold shares in “street name” (that is, through a broker, bank or other nominee) and wish to change the instructions you have provided such broker, bank or other nominee on how to vote such shares, you should contact such broker, bank or other nominee.

What vote is required to approve the proposals?

Provided that a quorum is present at the Meeting, nominees for director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of Hollywood Media common stock present in person or by proxy at the Meeting and entitled to vote on the election of directors. A plurality for election of directors means that the director nominee receiving the most votes “for” a particular seat on the Board is elected to that seat. Shareholders may vote “for” or to “withhold authority” to vote for all or any selected individual or group of nominees, whether such votes are cast via the Internet, by telephone or by mailing in a signed proxy card.  Votes to “withhold authority” and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.

Provided that a quorum is present at the Meeting, the appointment of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011 will be ratified by Hollywood Media’s shareholders if the number of votes cast “for” ratification exceeds the number of votes cast “against” ratification.  Shareholders may vote “for” or “against” or to “abstain” from voting on the proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011, whether such votes are cast via the Internet, by telephone or by mailing in a signed proxy card.  Votes to “abstain” and broker non-votes will not be counted as votes cast “for” or “against” the proposal to ratify Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and therefore will not affect the outcome of the proposal to ratify Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011.

Any other matters that may be submitted to a vote of Hollywood Media’s shareholders, other than the election of directors, will be approved if the number of shares of Hollywood Media common stock voted in favor of the matter exceeds the number of shares of Hollywood Media common stock voted against the matter, unless the matter is one for which a different or greater vote is required by law (including the Florida Business Corporation Act) or Hollywood Media’s Articles of Incorporation or Bylaws.

What is the effect of not voting?

It will depend on how you own your shares.  If you own shares as a registered holder (meaning that your shares are registered in your name directly with Hollywood Media’s transfer agent on the close of business on the Record Date) and do not vote, your unvoted shares will not be represented at the meeting and will not count toward the quorum requirement.  If a quorum is obtained, your unvoted shares will not affect whether a proposal is approved or rejected.  If you own shares in “street name” (that is, through a broker, bank or other nominee) see the information above under the heading “If my shares are held in “street name” by my broker, will my broker vote my shares for me?”.

What is the effect of voting to “abstain”?

Abstentions occur when a shareholder entitled to vote and present in person or represented by proxy at the Meeting affirmatively votes to “abstain” instead of voting “for” or “against” a matter. Abstentions will be considered as shares of Hollywood Media common stock present and entitled to vote at the Meeting and will be counted as votes cast at the Meeting, but will not be counted as votes cast “for” or “against” any given proposal.

Who will count the votes?

Prior to the Meeting, Hollywood Media will select one or more inspectors of election for the Meeting.  Such inspector(s) shall determine the number of shares of Hollywood Media common stock represented at the Meeting, the existence of a quorum at the Meeting and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.  The inspector(s) will rely on the proxy tabulation and voting reports of American Stock Transfer & Trust Company, LLC, which has been engaged by Hollywood Media to receive and tabulate proxies for the Meeting.

How are proxies solicited and who pays for such solicitation?

This proxy solicitation is being made and paid for by Hollywood Media on behalf of its Board of Directors.  Hollywood Media will bear the costs of printing, filing and mailing this Proxy Statement and other related materials.  Hollywood Media will also bear the costs of holding the Meeting and the cost of soliciting proxies.  Our directors, officers and employees may solicit proxies by mail, email, telephone, facsimile or other means of communication.  These directors, officers and employees will not be paid additional remuneration for their efforts, but may be reimbursed for out-of-pocket expenses incurred in connection therewith.  We will also request brokers and other fiduciaries to forward proxy solicitation material to the beneficial owners of shares of common stock of Hollywood Media that the brokers and fiduciaries hold of record.  Upon request, we will reimburse the brokers and other fiduciaries for their reasonable out-of-pocket expenses.

Hollywood Media has engaged a proxy solicitation firm, Phoenix Advisory Partners (a division of American Stock Transfer & Trust Company, LLC), to assist in the distribution and solicitation of proxies for the Meeting.  The cost of such services is estimated to be approximately $5,500 plus reasonable expenses.

Who will preside over the Meeting?

The Chairman presiding at the Meeting has broad authority to conduct the Meeting in an orderly and timely manner. The Chairman may also exercise broad discretion in recognizing shareholders who wish to speak and in determining the extent of discussion on each item of business. In light of the need to conclude the Meeting within a reasonable period of time, we cannot assure that every shareholder who wishes to speak on an item of business will be able to do so.

Who can answer questions and how can I contact the Board?

If you have questions or need more information about the Meeting, you may write to:

Secretary
Hollywood Media Corp.
2255 Glades Road, Suite 221A
Boca Raton, Florida 33431

or call our Investor Relations Department at (561) 998-8000.

A shareholder who wishes to send communications to Hollywood Media’s Board of Directors or to a particular director may address correspondence to the Board or to a director in care of Hollywood Media Corp. at the address given above. If no particular director is named, letters will be forwarded, depending on the subject matter, to the Audit, Compensation, Nominating, or Stock Option Committee, or to the entire Board.

However, if a shareholder desires to recommend or to nominate a director candidate, or desires to submit a proposal of business to be transacted at a meeting of shareholders, such communications must satisfy certain requirements, as applicable, described in this Proxy Statement below (see “Director Nomination Process” and “Submission of Future Shareholder Proposals and Nominations” below).

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

As permitted by the Securities Exchange Act of 1934, as amended, and rules thereunder, only one copy of this Proxy Statement, the Notice of 2011 Annual Meeting of Shareholders and Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, may be delivered to shareholders of Hollywood Media residing at the same address, unless such shareholders have notified Hollywood Media of their desire to receive multiple copies of such materials.

Hollywood Media will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement, the Notice of 2011 Annual Meeting of Shareholders and Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, to any shareholder residing at an address to which only one copy was mailed.  Requests for additional copies should be directed in writing to our Investor Relations Department at Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, Attention: Investor Relations, or by telephone to our Investor Relations Department at (561) 998-8000.  Shareholders wishing to receive separate copies of Hollywood Media’s annual reports, proxy statements, notices of annual meetings of shareholders or notices of Internet availability of proxy materials, as applicable, in the future, and shareholders sharing an address that wish to receive a single copy of such materials if they are receiving multiple copies of such materials, should also direct requests as indicated in the preceding sentence.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 19, 2011

The Notice of Annual Meeting, Proxy Statement and Proxy Card for the Meeting, and Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, are available for your review at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=00715.

ELECTION OF DIRECTORS
(Proposal No. 1)

Size of Board; Majority of Independent Directors

The number of directors constituting Hollywood Media’s Board of Directors is determined from time to time by the Board within the limits of Hollywood Media’s Articles of Incorporation and Bylaws. The Board has authority to increase the size of the Board and to appoint additional directors or allow shareholders to elect directors to fill the resulting vacancies, to hold office until the next shareholders’ meeting at which directors are elected. The current size of the Board of Directors is five directors.  The Board has determined that a majority of the current members of the Board (Harry T. Hoffman, Robert D. Epstein, and Stephen Gans) are independent directors of Hollywood Media as defined under the Securities Exchange Act of 1934, as amended, and rules thereunder and under the listing rules of the Nasdaq Stock Market.

Nominees and Members of the Board of Directors

At the Meeting, five directors will be elected by the shareholders to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Upon the recommendation of the Nominating Committee of the Board, the Board of Directors has nominated each of the five nominees named in the table below for election as a director at the Meeting.  Each of the five nominees are currently members of Hollywood Media’s Board of Directors and were duly elected by the shareholders at Hollywood Media’s 2010 Annual Meeting of Shareholders.  Hollywood Media’s management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.  In the event, however, that any nominee should become unable or unwilling to serve as a director, proxies may be voted for the election of such person or persons as may be designated by the Board of Directors.

The following table sets forth certain information concerning the five incumbent Board members who are nominees as of the date of this Proxy Statement.

Name	Age	Position and Nominee Status

Mitchell Rubenstein	57	Chairman of the Board and Chief Executive Officer, Nominee

Laurie S. Silvers	59	Vice Chairman of the Board, President and Secretary, Nominee

Harry T. Hoffman	84	Director and Nominee

Robert D. Epstein	67	Director and Nominee

Stephen Gans	39	Director and Nominee

The following paragraphs provide biographies of each of the five incumbent directors of Hollywood Media and the experiences, qualifications or skills that caused the Nominating Committee and the Board to determine that the person should serve as a director of Hollywood Media.

Mitchell Rubenstein is a founder of Hollywood Media and has served as its Chairman of the Board and Chief Executive Officer since its inception in January 1993. Mr. Rubenstein was a founder of the Sci-Fi Channel, a cable television network that was acquired from Mr. Rubenstein and Laurie Silvers by USA Network in March 1992. Mr. Rubenstein served as President of the Sci-Fi Channel from January 1989 to March 1992 and served as Co-Vice Chairman of the Sci-Fi Channel from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Mr. Rubenstein practiced law for 10 years. Mr. Rubenstein received a J.D. degree from the University of Virginia School of Law in 1977 and a Masters in Tax Law (LL.M.) from New York University School of Law in 1979. He is the immediate past Chair of the Board of Advisors of Jewish Life at Duke University, which includes the Freeman Center for Jewish Life at Duke and the Rubenstein-Silvers Hillel at Duke. Together with Ms. Silvers, Mr. Rubenstein was named Co-Business Person of the Year, City of Boca Raton, Florida in 1992. Mr. Rubenstein is married to Laurie S. Silvers.  Mr. Rubenstein’s long standing service as the Chairman of the Board and Chief Executive Officer of Hollywood Media, as well as the fact that Mr. Rubenstein is a founder of Hollywood Media, gives Mr. Rubenstein extensive knowledge of Hollywood Media and its operations and makes him a valuable member of our Board.

Laurie S. Silvers is a founder of Hollywood Media and has served as its Vice-Chairman, President and Secretary since its inception in January 1993. Ms. Silvers was a founder of the Sci-Fi Channel, of which she served as Chief Executive Officer from January 1989 to March 1992 and Co-Vice Chairman from March 1992 to March 1994. Prior to founding the Sci-Fi Channel, Ms. Silvers practiced law for 10 years. Ms. Silvers received a J.D. degree from University of Miami School of Law in 1977. Ms. Silvers serves on the Board of Trustees of the University of Miami (and is a member of its Executive Committee), the Board of Directors of the Economic Council of Palm Beach County, Florida (of which she is the immediate past Chair), the Board of Trustees of the Kravis Center of the Performing Arts in West Palm Beach, Florida, is Vice Chair of the Board of Directors of the Community Television Foundation of South Florida (WPBT Channel 2, the PBS Station in Miami, Florida) and is a member of the Board of the Jewish Federation of Palm Beach County, Florida.  She is also a mentor for at-risk teenage girls with the Women of Tomorrow organization.  Ms. Silvers’ long standing service as the Vice-Chairman, President and Secretary of Hollywood Media, as well as the fact that Ms. Silvers is a founder of Hollywood Media, gives Ms. Silvers extensive knowledge of Hollywood Media and its operations and makes her a valuable member of our Board.  Ms. Silvers is married to Mitchell Rubenstein.

Harry T. Hoffman has served as a director of Hollywood Media since July 1993. From 1979 until his retirement in 1991, Mr. Hoffman served as President and Chief Executive Officer of Waldenbooks, Inc., then a leading national retailer of books, magazines and related items. From 1968 to 1978, he served as President and Chief Executive Officer of Ingram Book Company, a national book wholesaler. Mr. Hoffman serves as the Chairman of Hollywood Media’s Compensation Committee, and also serves on Hollywood Media’s Audit Committee, Stock Option Committee, and Nominating Committee.  Mr. Hoffman’s long standing service as a director of Hollywood Media, as well as the fact that Mr. Hoffman has extensive experience serving as chief executive officer of a national book retailer, makes him a valuable member of our Board in light of our Tekno Books division.

Robert D. Epstein has served as a director of Hollywood Media since December 2007.  Mr. Epstein, an attorney, founded the Epstein and Frisch law firm in Indianapolis, Indiana in 1972, which became an association of lawyers practicing as Epstein, Cohen, Donahoe & Mendes in 2004. Mr. Epstein specializes in a variety of areas of law, including media law and mergers and acquisitions. Prior to beginning his private law practice, Mr. Epstein worked in the legal department of Melvin Simon & Associates. He received a J.D. degree from Indiana University School of Law in 1970 and a B.A. degree from Franklin College of Indiana in 1967. Mr. Epstein currently serves as a board member of the Community Music School in Sarasota, Florida, and has served as a local board member of the United States Selective Service System for over 20 years. Mr. Epstein serves on Hollywood Media’s Audit Committee, Compensation Committee and Nominating Committee.  Mr. Epstein’s legal experience, including his experience in media law and mergers and acquisitions, makes him a valuable member of our Board.

Stephen Gans has served as a director of Hollywood Media since December 2009. Since March 2005, Mr. Gans has served as Managing Member of Gans Family Investments LLLP, an investment firm focused on the technology, media and telecommunications industries.  Mr. Gans also served on the Board of Directors of City National Bancshares, the holding company of City National Bank of Florida, from January 2000 until November 2008.  Mr. Gans received a B.A. in Business and a Masters in Accounting from The University of Texas at Austin in 1994.  Mr. Gans serves on Hollywood Media’s Audit Committee and Stock Option Committee.  Mr. Gans’ experience as a managing member of an investment firm that focuses on the technology, media and telecommunications industries, as well as Mr. Gans’ experience as a director of City National Bancshares, makes him a valuable member of our Board.

Election of Directors

Provided that a quorum is present at the Meeting, nominees for director will be elected if they receive the affirmative vote of a plurality of the votes of the shares of Hollywood Media common stock present in person or by proxy at the Meeting and entitled to vote on the election of directors. A plurality for election of directors means that the director nominee receiving the most votes “for” a particular seat on the Board is elected to that seat. Shareholders may vote “for” or to “withhold authority” to vote for all or any selected individual or group of nominees, whether such votes are cast via the Internet, by telephone or by mailing in a signed proxy card.  Votes to “withhold authority” and broker non-votes are not counted for purposes of the election of directors and, therefore, will have no effect on the outcome of such election.  The accompanying form of proxy, whether voted via the Internet, by telephone or by mailing a properly executed proxy card to Hollywood Media, will be voted “for” the election of the five nominees named below as directors of Hollywood Media, unless the proxy contains contrary instructions.  Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement.  Hollywood Media’s management has no reason to believe that any of the nominees will be unable or unwilling to serve if elected.  In the event, however, that any nominee should become unable or unwilling to serve as a director, proxies may be voted for the election of such person or persons as may be designated by the Board of Directors.

THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA UNANIMOUSLY RECOMMENDS THAT HOLLYWOOD MEDIA’S SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE FIVE NOMINEES NAMED ABOVE TO THE BOARD OF DIRECTORS OF HOLLYWOOD MEDIA.

CORPORATE GOVERNANCE

Board Leadership Structure

The Board’s current leadership structure combines the positions of Chairman and Chief Executive Officer, and does not include a lead independent director. While the Board has no fixed policy with respect to the separation of the offices of the Chairman of the Board and the Chief Executive Officer, the Board has determined that the most effective Board leadership structure for Hollywood Media at the present time is for Mitchell Rubenstein, the Chief Executive Officer, to also serve as the Chairman of the Board, a structure that has served Hollywood Media well for many years.  The Board believes that because the Chief Executive Officer is ultimately responsible for the day-to-day operations of Hollywood Media, and because the performance of Hollywood Media is an integral part of Board deliberations, Mr. Rubenstein is the Director best qualified to act as Chairman of the Board.  The Board, on an annual basis, will continue, as part of its review of corporate governance and succession planning, to evaluate the Board’s leadership structure to ensure that it remains best suited for the Company and its shareholders.

The Board’s Role in Risk Oversight

The Board has determined that it is management’s responsibility to manage risk and bring to the Board’s attention any material risks to the Company. The Board recognizes that, although risk management is primarily the responsibility of Hollywood Media’s management, the Board also plays a critical role in the oversight of risk.  The Board of Directors exercises its oversight responsibility through the Audit Committee, which oversees the Company’s risk policies and processes relating to the financial statements and financial reporting processes and the guidelines, policies and processes for mitigating those risks.

Independent Directors

Hollywood Media’s Board of Directors currently consists of five directors.  The Board has determined that a majority of the current members of the Board (Harry T. Hoffman, Robert D. Epstein and Stephen Gans) are independent directors of Hollywood Media as defined under the Securities Exchange Act of 1934, as amended, and rules thereunder and under the listing rules of the Nasdaq Stock Market.  In making these determinations, the Board concluded that none of these independent Board members had or has a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Meetings and Director Attendance

During the year ended December 31, 2010, the Board of Directors held nine meetings and acted three times by unanimous written consent.  During 2010, each incumbent director attended at least seventy-five percent of the combined total number of meetings of the Board and meetings of the committees on which he or she served. Hollywood Media’s policy regarding the attendance of the Board of Directors at annual meetings of Hollywood Media’s shareholders is that each director is invited to attend the annual meeting. The Chairman or Vice Chair of the Board usually presides over the annual meeting.  Each of Hollywood Media’s directors attended Hollywood Media’s 2010 Annual Meeting of Shareholders held in December 2010.

Committees of the Board of Directors

The Board of Directors currently has four standing committees: the Audit Committee, the Compensation Committee, the Stock Option Committee and the Nominating Committee.  Each member of these committees is an independent director on Hollywood Media’s Board of Directors.  The Board may establish other committees from time to time.

The following table provides the current membership for each of our Board committees:

	Audit Committee	Compensation Committee	Stock Option Committee	Nominating Committee

Harry T. Hoffman	X	Chairman	X	X

Robert Epstein	X	X		X

Stephen Gans	X		X

Audit Committee.  The Audit Committee of Hollywood Media’s Board of Directors (the “Audit Committee”) has been established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The current members of the Audit Committee are Harry T. Hoffman, Robert Epstein and Stephen Gans.  The Board has determined that each of the current members of the Audit Committee meet the audit committee independence standards under the listing rules of the Nasdaq Stock Market.  The Board has further determined that the Audit Committee meets the Nasdaq listing requirement that at least one member of the Audit Committee has such experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.  During the year ended December 31, 2010, the Audit Committee held four meetings and acted three times by unanimous written consent.

We currently do not have a designated “Audit Committee Financial Expert” (as defined in Item 407 of SEC Regulation S-K) on our audit committee. Although we have had discussions with several potential candidates, we did not ultimately reach mutual interest in proceeding to nominate any candidate for election to the Board. We do not currently have any candidates under consideration, but the Board would consider candidates that our Nominating Committee deems qualified and recommends for nomination.

The Audit Committee assists the Board in connection with its responsibility for oversight of the financial reporting process pursuant to the Charter of the Audit Committee adopted by Hollywood Media’s Board of Directors.  The Charter of the Audit Committee is available for review on Hollywood Media’s Internet website at http://www.hollywoodmedia.com/audit_charter.htm under the caption “Audit Committee Charter.”  Hollywood Media’s Internet website and any other website mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement. The Audit Committee’s activities address various matters including items relating to (i) the selection and engagement of Hollywood Media’s independent registered public accounting firm and approval of services provided, and (ii) the review and discussion, with management and the independent registered public accounting firm, of Hollywood Media’s financial statements, which are prepared by Hollywood Media’s management, and the results of the independent registered public accounting firm’s review and assessment activities. See “Audit Matters” below for additional information relating to auditing of Hollywood Media’s financial statements, including the Audit Committee’s report on its activities regarding Hollywood Media’s financial statements for the 2010 fiscal year.

Compensation Committee.  The current members of the Compensation Committee of Hollywood Media’s Board of Directors (the “Compensation Committee”) are Harry T. Hoffman and Robert Epstein, with Mr. Hoffman serving as Chairman.  Hollywood Media’s processes and procedures for the consideration and determination of executive and director compensation are described below.  During the year ended December 31, 2010, the Compensation Committee held zero meetings and acted eight times by unanimous written consent  The directors on the Compensation Committee and Hollywood Media’s Chief Executive Officer discuss compensation matters from time to time without a formal Compensation Committee meeting, including discussions in connection with preparing the terms of written consents.  The Compensation Committee does not have a charter.

In accordance with the authority granted to the Compensation Committee by the Board of Directors of Hollywood Media, the Compensation Committee is responsible for approving, determining and/or making recommendations to the Board of Directors concerning the principal components of compensation, including base salaries, bonuses, and stock options and other equity awards, for Hollywood Media’s executive officers and a defined set of other executives. The Compensation Committee, with input from the Chief Executive Officer and/or other executives, reviews the compensation of executives periodically, typically on a case by case basis, to assess and determine compensation under applicable considerations.  In approving executive officer compensation, the Compensation Committee generally reviews and considers, among other factors, the executive’s scope of responsibility and commitment, level of performance (with respect to specific areas of responsibility and on an overall basis), contributions to Hollywood Media’s achievement of goals and performance, compensation levels at comparable companies and historical compensation levels, and the recommendations, analysis and other relevant information provided by Hollywood Media’s management and/or other resources that the Compensation Committee may wish to access.

During the year ended December 31, 2010, Hollywood Media had three executive officers: Mitchell Rubenstein, its Chairman and Chief Executive Officer; Laurie S. Silvers, its President; and Scott Gomez, its Chief Accounting Officer.  Mr. Rubenstein, Ms. Silvers and Mr. Gomez had preexisting employment agreements specifying salary and certain other compensation for 2010.  These employment agreements have been approved by the Compensation Committee. As a result of the downsizing of Hollywood Media following the sale of Hollywood Media’s Broadway Ticketing Division, Hollywood Media and Mr. Gomez mutually agreed not to renew the employment agreement of Mr. Gomez.  Mr. Gomez’s employment with the Company terminated effective June 15, 2011.  Effective as of June 15, 2011, Hollywood Media appointed Tammy Hedge, age 50, a certified public accountant, as Hollywood Media’s Chief Financial Officer and Chief Accounting Officer.  Ms. Hedge does not have a written employment agreement with Hollywood Media. For additional information about the 2010 compensation of these officers and their employment agreements, see “Executive Compensation” below.

The Compensation Committee has the authority to grant discretionary cash bonus awards, and may approve compensation plans or agreements to grant bonuses based on specified terms and conditions. The Compensation Committee and the Stock Option Committee (as defined below) act as the administrators of Hollywood Media’s equity compensation plans for executives and other employees, which plans include the 2000 Stock Incentive Plan and the 2004 Stock Incentive Plan.  The Committees’ functions include, among other things: (i) selecting plan participants; (ii) determining the timing of any awards under the plans; (iii) determining the types of awards to be granted under the plans; (iv) determining the amount of awards to be granted to each participant under the plans; and (v) determining the exercise price, vesting and other terms of the awards granted under the plans.

The compensation arrangements for Hollywood Media’s non-employee directors are reviewed and determined from time to time by the Board, and the Board may receive and consider input from the Chairman and Chief Executive Officer in connection with such matters.  In recent years this review has occurred less frequently than annually, with the last review occurring in December 2008 following the study received from Pearl Meyer & Partners, LLC in November 2008 (discussed below under “Executive Compensation — Employment Agreements with Named Executive Officers”). For additional information regarding director compensation, see “Executive Compensation — Director Compensation” below.

Stock Option Committee.  The current members of the Stock Option Committee of Hollywood Media’s Board of Directors (the “Stock Option Committee”) are Harry T. Hoffman and Stephen Gans. The Stock Option Committee administers Hollywood Media’s stock incentive plans with respect to stock options and other awards not governed by the Compensation Committee.  The Stock Option Committee is authorized, subject to the provisions of the plans, to establish such rules and regulations as it deems necessary for the proper administration of the plans and to make such determinations and interpretations and take such action in connection with the plans and benefits granted thereunder as it deems necessary or advisable. During the year ended December 31, 2010, no stock options were granted by the Stock Option Committee and the Stock Option Committee held no meetings.

Nominating Committee.  The current members of the Nominating Committee of Hollywood Media’s Board of Directors (the “Nomination Committee”) are Harry T. Hoffman and Robert Epstein.  The Nominating Committee’s charter is available for review on Hollywood Media’s Internet website at http://www.hollywoodmedia.com/nominating_committee.htm under the caption “Nominating Committee Charter.”  Hollywood Media’s Internet website and any other website mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement. As provided under its charter, the Nominating Committee’s authority and responsibilities include evaluating and recommending persons for election or appointment to the Board, as further described below. During the year ended December 31, 2010, the Nominating Committee held zero meetings and acted one time by unanimous written consent.

Director Nomination Process

When seeking candidates for election to the Board, Hollywood Media desires to identify and nominate candidates of integrity and sound ethical character, who have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of major aspects of Hollywood Media’s businesses, and are willing to devote time to service on the Board. Hollywood Media also requires that the members of its Board of Directors have qualifications that satisfy applicable Securities and Exchange Commission (“SEC”) and Nasdaq Stock Market requirements, including the requirement that a majority of directors be independent in accordance with applicable rules.

In selecting candidates to be nominated for election at an annual meeting of Hollywood Media’s shareholders, the Nominating Committee considers qualified incumbent directors who desire to continue their service on the Board.  Hollywood Media is of the view that the continuing service of qualified incumbents promotes stability and continuity on the Board, giving Hollywood Media the benefit of the familiarity, knowledge and insight into its affairs that its directors have accumulated during their tenure, while contributing to the Board’s ability to work as a collective body.  Accordingly, it is the general policy of the Nominating Committee, absent special circumstances, to nominate qualified incumbent directors who continue to satisfy the Nominating Committee’s criteria for membership on the Board, whom the Nominating Committee believes will continue to be able to make important contributions to the Board and who consent to stand for reelection and, if reelected, to continue their service on the Board.

If a new candidate is to be sought for election to the Board, the Nominating Committee will solicit recommendations for nominees from persons whom the Nominating Committee believes are likely to be familiar with qualified candidates, including recommendations from members of the Board and senior management, and will consider candidates recommended by shareholders under the procedures described below.  The Committee may also engage a search firm to assist in identifying qualified candidates.  The Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account the information obtained concerning the candidate, the qualifications for Board membership established by the Committee and/or the Board, the existing composition and mix of talent and expertise on the Board, and other factors that it deems relevant.  In conducting its review and evaluation, the Nominating Committee may solicit the views of management and other members of the Board, and may in its discretion conduct interviews of potential nominees.  In the case of candidates recommended by shareholders, the Committee may also consider the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company.  Mr. Stephen Gans first became a Director of Hollywood Media upon his election to the Board of Directors at Hollywood Media’s Annual Meeting of Shareholders held on December 21, 2009, and his nomination was recommended to the Nominating Committee by Hollywood Media’s Chairman of the Board and Chief Executive Officer (who is also a shareholder).

Shareholder Recommendations. Recommendations from shareholders of director candidates for election at Hollywood Media’s 2012 annual meeting of shareholders, properly submitted in writing, will be referred to the Nominating Committee for consideration.  The Nominating Committee will consider such recommendations on a case-by-case basis depending on various factors which may include, among other things, whether a vacancy on the Board exists at the time the recommendation is made and other factors referenced herein.

All recommendations from shareholders must include the name, biographical data and qualifications of the candidate; identification of the shareholder or group of shareholders making the recommendation; and a description of any relationships between the recommending shareholder or shareholders and the candidate.  The recommendation must also be accompanied by the consent of the candidate to be nominated if selected for nomination, to serve as a director if elected, and to be contacted by the Nominating Committee if the Committee decides in its discretion to do so, and such consent must be in proper form under applicable SEC rules.  Submissions recommending candidates for election at an annual meeting of shareholders must be received no later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior year’s annual meeting of shareholders.  If the date of the next annual meeting of shareholders changes more than 30 days from the first anniversary date of the annual meeting of shareholders for the prior year (or if no annual meeting was held in the prior year), the submission must be made a reasonable time before Hollywood Media begins to print and send its proxy statement for the annual meeting.  Recommendations should be submitted to:  Nominating Committee, c/o Laurie S. Silvers, Secretary, Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida  33431.

Nominations by Shareholders. If a shareholder desires to submit a proposed nomination of a candidate for election to Hollywood Media’s Board of Directors, such submission and nomination must comply with applicable requirements under Hollywood Media’s Bylaws and SEC rules, including the requirements described in this Proxy Statement below under the caption “Advance Notice Requirements for Proposals and Director Nominations by Shareholders.”

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Hollywood Media’s directors, executive officers, and persons who own more than 10% of Hollywood Media’s outstanding common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock.  Such persons are required by SEC regulation to furnish Hollywood Media with copies of all such reports they file.

To Hollywood Media’s knowledge, based solely on a review of the copies of such reports furnished to Hollywood Media or written representations that no other reports were required, all Section 16(a) filing requirements applicable to its executive officers, directors and greater-than-10% beneficial owners for the year ended December 31, 2010 have been complied with on a timely basis.

Code of Ethics

Hollywood Media has adopted a Code of Professional Conduct that applies to all of its officers, directors and employees. This Code of Professional Conduct is available for viewing on Hollywood Media’s Internet website at http://www.hollywoodmedia.com/code_of_conduct.htm under the caption “Code of Professional Conduct.” Hollywood Media’s Internet website and any other websites mentioned in this Proxy Statement, and the information contained or incorporated therein, are not intended to be incorporated into this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the common stock of Hollywood Media as of the Record Date (November 14, 2011), or other date as indicated in the footnotes below, by:
•	each person or group known by Hollywood Media to beneficially own more than 5% of the outstanding shares of common stock of Hollywood Media;
•	each director of Hollywood Media;
•	each executive officer of Hollywood Media; and
•	all of the current directors and executive officers of Hollywood Media as a group.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)		Percent of Class(2)

Baker Street Capital L.P.	3,447,497	(3)	14.87%

CCM Master Qualified Fund, Ltd.	3,002,050	(4)	12.95%

Morgan Stanley	2,425,504	(5)	10.46%

Potomac Capital Management LLC	1,756,553	(6)	7.58%

Dimensional Fund Advisors, LP	1,509,961	(7)	6.51%

Nantahala Capital Management, LLC	1,200,712	(8)	5.18%

Mitchell Rubenstein and Laurie S. Silvers	893,932	(9)	3.86%

Stephen Gans	2,104,192	(10)	9.08%

Harry T. Hoffman	78,435	(11)	*

Robert D. Epstein	16,000	(12)	*

All directors, director nominees and executive officers of Hollywood Media as a group (5 persons)	3,092,559	(13)	13.34%

*	Less than 1%

(1)	Except as otherwise noted in the footnotes below, the address of each beneficial owner is in care of Hollywood Media Corp., 2255 Glades Road, Suite 221-A, Boca Raton, Florida 33431.

(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, pursuant to which a person’s or group’s ownership is deemed to include any shares of common stock that such person has the right to acquire within 60 days.  For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days are deemed to be outstanding, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.  This table has been prepared based on 23,179,068 shares of Hollywood Media common stock outstanding as of the Record Date (November 14, 2011).

(3)
Based on a Schedule 13D/A filed with the SEC on March 3, 2011, Baker Street Capital L.P., Baker Street Capital Management, LLC and Vadim Perelman beneficially own such shares. The reported business address for these holders is 12026 Wilshire Blvd., Unit 502, Los Angeles, California 90025.

(4)
Based on a Schedule 13G/A filed with the SEC on February 15, 2011, CCM Master Qualified Fund, Ltd., Coghill Capital Management, L.L.C. and Clint D. Coghill have shared voting and shared dispositive power with respect to such shares. The reported business address for these holders is One North Wacker Drive, Suite 4350, Chicago, IL 60606.

(5)
Based on a Schedule 13G/A filed with the SEC on February 14, 2011, Morgan Stanley and Morgan Stanley Capital Services Inc. beneficially own such shares. The reported business address for these holders is 1585 Broadway, New York, NY 10036.

(6)
Based on a Schedule 13G filed with the SEC on August 29, 2008, Potomac Capital Management LLC, Potomac Capital Management Inc. and Paul J. Solit beneficially own such shares, which include an aggregate of 150,000 shares issuable pursuant to exercisable warrants. The reported business address for these holders is 825 Third Avenue, 33rd Floor, New York, New York 10022.

(7)
Based on a Schedule 13G/A filed with the SEC on February 11, 2011, Dimensional Fund Advisors, LP beneficially owns such shares.  The reported business address for this holder is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas, 78746.

(8)
Based on a Schedule 13G/A filed with the SEC on June 10, 2011, Nantahala Capital Management, LLC beneficially own such shares.  The reported business address for this holder is 100 First Stamford Place, 2nd Floor, Stamford, CT 06902.

(9)
Represents 343,697 outstanding shares of common stock which are owned jointly by Mitchell Rubenstein and Laurie Silvers, 513,919 outstanding shares of common stock which are owned individually by Laurie S. Silvers, 18,169 outstanding shares of common stock which are held in Individual Retirement Account of Mitchell Rubenstein, and 18,147 outstanding shares of common stock which are owned individually by Laurie S. Silvers which are held in Individual Retirement Account of Laurie S. Silvers.

(10)
Based on a Form 4 filed with the SEC on March 1, 2011, Mr. Gans beneficially owns such shares.  The reported business address for this holder is 1680 Michigan Avenue, Suite 1001, Miami Beach, Florida 33139.

(11)	Represents 13,000 outstanding shares of common stock, and 65,435 shares of common stock issuable pursuant to exercisable options, beneficially owned by Mr. Hoffman.

(12)	Represents 1,000 outstanding shares of common stock, and 15,000 shares of common stock issuable pursuant to exercisable options, beneficially owned by Mr. Epstein.

(13)	Represents an aggregate of 3,092,559 outstanding shares of common stock.

EQUITY COMPENSATION PLAN INFORMATION

Securities authorized for issuance under equity compensation plans.  The following table sets forth information as of December 31, 2010, regarding compensation plans under which equity securities of Hollywood Media are authorized for issuance, aggregated by “Plan category” as indicated in the table:

	AS OF DECEMBER 31, 2010
	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price per share of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans(1)
	(a)	(b)	(c)
Plan Category:

Equity compensation plans approved by security holders(2)	95,435	$3.69	487,261

Equity compensation plans not approved by security holders	—	$—	—

Total	95,435		487,261

(1)           Excluding securities reflected in column “(a).”

(2)           Hollywood Media has four shareholder-approved equity compensation plans: the 2004 Stock Incentive Plan, 2000 Stock Incentive Plan, 1993 Stock Option Plan, and the Directors Stock Option Plan. No additional grants of stock options may be made under the 1993 Stock Option Plan, the Directors Stock Option Plan, or the 2000 Stock Incentive Plan because the periods for granting options under such plans expired in July 2003, July 2008, and December 2009, respectively. In addition to stock options, the 2004 Stock Incentive Plan permits the granting of stock awards and other forms of equity compensation and, as of December 31, 2010, the number of shares available for granting additional awards under the 2004 Stock Incentive Plan was 487,261 shares.  Additional information about such plans and awards is provided in Note (3) and other Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, filed with the SEC.

EXECUTIVE OFFICERS

The following table sets forth certain information concerning each executive officer of Hollywood Media as of the date of this Proxy Statement.

Name	Age	Position

Mitchell Rubenstein	57	Chairman of the Board and Chief Executive Officer

Laurie S. Silvers	59	Vice Chairman of the Board, President and Secretary

Tammy Hedge	51	Chief Financial Officer and Chief Accounting Officer(1)

Hollywood Media’s executive officers are elected by the Board of Directors and serve at the discretion of the Board, subject to the terms and conditions of each officer’s employment agreement with Hollywood Media, if any.

Mitchell Rubenstein.  See “Election of Directors – Nominees and Members of the Board of Directors” above for biographical information about Mitchell Rubenstein.

Laurie S. Silvers.  See “Election of Directors – Nominees and Members of the Board of Directors” above for biographical information about Laurie S. Silvers.

Tammy Hedge.(1) Effective as of June 15, 2011, Hollywood Media appointed Tammy Hedge, a certified public accountant, as Hollywood Media’s Chief Financial Officer and Chief Accounting Officer.  Ms. Hedge is responsible for all corporate finance, treasury and accounting functions for Hollywood Media and its subsidiaries.  From September 2006 to June 2011, Ms. Hedge was the Chief Financial Officer of Home Town Cable TV, LLC, a cable TV operator.  From July 2004 to July 2006, Ms. Hedge was Vice President, Chief Accounting Officer and Controller of Ion Media Networks Inc. (formerly called Pax TV), which owns a broadcast television station group and the i network, and was publicly traded during Ms. Hedge’s employment.  From August 1999 to June 2004, Ms. Hedge was the Financial Controller of Dycom Industries, Inc., a company listed on the New York Stock Exchange that provides specialty contracting services primarily for cable TV and phone companies.  In these positions, Ms. Hedge was responsible for certain corporate finance, treasury and accounting functions.  Ms. Hedge received a Bachelor in Science degree with dual majors in Accounting and Computer Science from East Tennessee State University in 1982.

(1)           As a result of the downsizing of Hollywood Media following the Sale of Hollywood Media’s Broadway Ticketing Division, Hollywood Media and Scott Gomez, age 35, the former Chief Accounting Officer of Hollywood Media, mutually agreed not to renew the employment agreement of Mr. Gomez.  Mr. Gomez’s employment with Hollywood Media terminated effective June 15, 2011.  Mr. Gomez joined Hollywood Media in April 2003 as Vice President of Finance and Accounting, and was appointed Chief Accounting Officer in May 2005. Mr. Gomez was responsible for accounting, financial and tax matters for Hollywood Media and its subsidiaries, including cash management, preparation of financial statements, and SEC reporting. Prior to joining Hollywood Media, Mr. Gomez was a Senior Accountant for Klein & Barreto, P.A., a public accounting firm, from July of 2001 to April of 2003. During his tenure with Klein & Barreto, Mr. Gomez worked closely with Hollywood Media on various matters including taxes. Previously, Mr. Gomez was a Senior Auditor with Arthur Andersen LLP, then a public accounting firm, and held other prior positions with such firm, during the period from August of 1999 to July of 2001. Mr. Gomez graduated from the University of Florida with a Masters of Accounting degree and is a Certified Public Accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the total compensation paid to or earned by each of Hollywood Media’s named executive officers for each of the two fiscal years ended December 31, 2010 and 2009, respectively:

Name and Principal Position	Year	Salary	Bonus		Stock Awards		All Other Compensation		Total

Mitchell Rubenstein	2010	$487,378	$187,500	(3)	$148,750	(1)	$1,519,802	(2)	$2,343,430
Chief Executive Officer	2009	$464,834	$250,000	(3)	$106,250	(4)	$23,788	(5)	$844,872

Laurie S. Silvers	2010	$426,456	$95,000	(3)	$89,250	(6)	$1,532,007	(7)	$2,142,713
President	2009	$406,730	$100,000	(3)	$63,750	(8)	$33,817	(9)	$604,297

Scott Gomez(10)	2010	$292,308	$225,000	(11)	-		$31,423	(12)	$548,731
Chief Accounting Officer	2009	$355,336	$321,473	(13)	-		$26,566	(14)	$703,375

(1)
Stock awards include the vesting during the 2010 fiscal year of 145,833 shares of restricted common stock originally granted in December 2008, valued in accordance with FASB ASC Topic 718 at $148,750 based on the $1.02 closing market price per share on the date of grant.  All assumptions made in this valuation are provided in Note (3) and other Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media’s 2010 Form 10-K filed with the SEC.  Upon the consummation of the Broadway Sale (which occurred on December 15, 2010), all of the unvested restricted shares of Hollywood Media common stock granted to Mitchell Rubenstein pursuant to Hollywood Media’s 2004 Stock Incentive Plan immediately vested and thus were no longer restricted shares.

(2)
Represents (a) a partial payment of an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, (b) $12,002 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement, and (c) a $1,500,000 change of control payment payable in accordance with the terms of the executive’s employment agreement upon consummation of the Broadway Sale, of which $750,000 was paid on December 23, 2010 and $750,000 was paid on January 4, 2011.

(3)	Represents a bonus in recognition of Hollywood Media’s overall good financial performance during the applicable year.

(4)
Stock awards include the vesting during the 2009 fiscal year of 104,167 shares of restricted common stock originally granted in December 2008, valued in accordance with FASB ASC Topic 718 at $106,250 based on the $1.02 closing market price per share on the date of grant.  All assumptions made in this valuation are provided in Note (3) and other Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media’s 2009 Form 10-K filed with the SEC.  Upon the consummation of the Broadway Sale (which occurred on December 15, 2010), all of the unvested restricted shares of Hollywood Media common stock granted to Mitchell Rubenstein pursuant to Hollywood Media’s 2004 Stock Incentive Plan immediately vested and thus were no longer restricted shares.

(5)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $6,223, consisting of 4,445 shares of common stock of Hollywood Media valued using the $1.40 closing market price per share as of the last trading day of 2009, (b) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, and (c) $9,765 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(6)
Stock awards include the vesting during the 2010 fiscal year of 87,500 shares of restricted common stock originally granted in December 2008, valued in accordance with FASB ASC Topic 718  at $89,250 based on the $1.02 closing market price per share on the date of grant.  All assumptions made in this valuation are provided in Note (3) and other Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media’s 2010 Form 10-K filed with the SEC.  Upon the consummation of the Broadway Sale (which occurred on December 15, 2010), all of the unvested restricted shares of Hollywood Media common stock granted to Laurie Silvers pursuant to Hollywood Media’s 2004 Stock Incentive Plan immediately vested and thus were no longer restricted shares.

(7)
Represents (a) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, (b) $24,207 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement, and (c) a $1,500,000 change of control payment payable in accordance with the terms of the executive’s employment agreement upon consummation of the Broadway Sale, of which $750,000 was paid on December 23, 2010 and $750,000 was paid on January 4, 2011.

(8)
Stock awards include the vesting during the 2009 fiscal year of 62,500 shares of restricted common stock originally granted in December 2008, valued in accordance with FASB ASC Topic 718  at $63,750 based on the $1.02 closing market price per share on the date of grant.  All assumptions made in this valuation are provided in Note (3) and other Notes to the Consolidated Financial Statements included in Item 8 of Hollywood Media’s 2009 Form 10-K filed with the SEC.  Upon the consummation of the Broadway Sale (which occurred on December 15, 2010), all of the unvested restricted shares of Hollywood Media common stock granted to Laurie Silvers pursuant to Hollywood Media’s 2004 Stock Incentive Plan immediately vested and thus were no longer restricted shares.

(9)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $6,205, consisting of 4,432 shares of common stock of Hollywood Media valued using the closing market price per share as of the last trading day of 2009, (b) an automobile allowance of $7,800 payable in accordance with the terms of the executive’s employment agreement, and (c) $19,812 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(10)
As a result of the downsizing of Hollywood Media following the Sale of Hollywood Media’s Broadway Ticketing Division, Hollywood Media and Scott Gomez, the former Chief Accounting Officer of Hollywood Media, mutually agreed not to renew the employment agreement of Mr. Gomez.  Mr. Gomez’s employment with Hollywood Media terminated effective June 15, 2011.  Effective as of June 15, 2011, Hollywood Media appointed Tammy Hedge, age 50, a certified public accountant, as Hollywood Media’s Chief Financial Officer and Chief Accounting Officer.  Ms. Hedge will receive a base salary of $125,000 annually and may be eligible for an incentive bonus at the discretion of the Compensation Committee of Hollywood Media’s Board of Directors.  Ms. Hedge also is eligible for four weeks paid vacation annually and will be reimbursed for certain out-of-pocket business expenses including certain auto expenses.  Due to the downsizing of Hollywood Media, Hollywood Media currently anticipates that Ms. Hedge will devote, on average, approximately 50% of her time on Hollywood Media business.

(11)	Bonus includes (a) a cash bonus of $25,000 payable in accordance with the terms of the executive’s employment agreement and (b) a cash bonus of $200,000 to retain the executive’s services.

(12)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $8,250 and (b) $23,173 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

(13)
Bonus includes (a) a cash bonus of $25,000 payable in accordance with the terms of the executive’s employment agreement and (b) a cash bonus of $296,473, representing 50% of the Change of Control Payment payable in accordance with the terms of the executive’s employment agreement.  For additional information about the Change of Control Payment, see “Employment Agreements with Named Executive Officers” below.

(14)
Represents (a) a matching contribution under Hollywood Media’s 401(k) plan of $8,250, consisting of 5,893 shares of common stock of Hollywood Media valued using the closing market price per share as of the last trading day of 2009, and (b) $18,316 in medical, dental and disability insurance premiums, provided in accordance with the terms of the executive’s employment agreement.

Employment Agreements with Named Executive Officers

Employment Agreements with Chief Executive Officer and President. In 1993, Hollywood Media entered into employment agreements with each of Mitchell Rubenstein, to serve as Chairman and Chief Executive Officer, and Laurie S. Silvers, to serve as Vice Chairman and President.  The current terms of these agreements, as amended, are described below. These agreements were amended and restated in December 2008, and were amended further in connection with the sale of Hollywood Media’s Broadway Ticketing Division that was announced on December 22, 2009 and completed on December 15, 2010 (which amendments are described further below).

In deciding to renew the contracts of Mr. Rubenstein and Ms. Silvers in December 2008, the Compensation Committee considered the compensation study received from Pearl Meyer & Partners, LLC in November 2008 and, among other things, the qualifications and performance of Mr. Rubenstein and Ms. Silvers, the value of their institutional knowledge, the Company’s revenues, results, transactions and operations, the need for experienced management in a recession economy as well as management’s positioning of the Company in advance of the recession with significant cash on hand and, most importantly, given the credit crisis, no long-term debt, the exercise of conservative inventory management in the Company’s Broadway Ticketing business, the dividends received from MovieTickets.com in the second quarter of 2008 and expected in the first quarter of 2009 (which was subsequently received), significant cost-cutting implemented by management in 2008, and the Company’s return of cash to shareholders through the Company’s stock repurchase plan.

Pursuant to the amended and restated employment agreements dated December 2008, the terms of both agreements were extended through December 31, 2010. The terms of each of the employment agreements are automatically extended for successive one-year terms unless Hollywood Media or the executive officer gives written notice to the other at least 90 days prior to the then-scheduled expiration date.  Each of the employment agreements provides for an annual salary (subject to automatic cost-of-living increases based on changes in the consumer price index), additional cash bonuses as determined by the Compensation Committee or the Board of Directors from time to time at their discretion, and an automobile allowance of $650 per month.  Under the amended and restated employment agreements dated December 2008, the annual salary rates were $487,378 for Mr. Rubenstein and $426,456 for Ms. Silvers.

December 2009 Amendments.  In connection with the sale of Hollywood Media’s Broadway Ticketing Division (the “Broadway Sale”) that was announced on December 22, 2009 and completed on December 15, 2010 (which reduced the revenues of Hollywood Media), the Compensation Committee and the independent directors of Hollywood Media’s board of directors desired to reduce Hollywood Media’s fixed executive compensation while at the same time (a) retaining the services of Mr. Rubenstein and Ms. Silvers, each of whom Hollywood Media’s independent directors felt were key to Hollywood Media’s future success, and (b) providing an ongoing incentive to Mr. Rubenstein and Ms. Silvers that aligned their interests with the shareholders of Hollywood Media.  As described below, the Compensation Committee (working closely with the independent directors of Hollywood Media’s board of directors) negotiated amendments to the employment agreements of Mr. Rubenstein and Ms. Silvers.

On December 23, 2009, (i) Hollywood Media and Mitchell Rubenstein entered into an amendment to the amended and restated employment agreement of Mr. Rubenstein, and (ii) Hollywood Media and Laurie S. Silvers entered into an amendment to the amended and restated employment agreement of Ms. Silvers.  Pursuant to these amendments, the executives continued to be employed by Hollywood Media for the same salary and benefits as set forth in the employment agreements dated December 2008 until the 90th day following the consummation of the Broadway Sale (which 90th day was March 15, 2011).  After March 15, 2011, the executives will be employed by Hollywood Media until such employment is terminated by either Hollywood Media or the executives (such period, the “Extension Term”).

During the Extension Term, Mr. Rubenstein and Ms. Silvers no longer receive fixed base salaries from Hollywood Media (other than a nominal payment of $1 per year), and each instead receives compensation for his or her services to Hollywood Media in amounts equal to five percent (5%) of the sum of (i) any distributions and other proceeds Hollywood Media received or receives after December 23, 2009 (the effective date of the amendments) in respect of its ownership interest in MovieTickets.com, Inc. and (ii) certain other amounts that may be received by Hollywood Media from MovieTickets.com, Inc. (collectively, the “5% Distribution”).  Pursuant to the 5% Distribution, upon a sale of Hollywood Media’s interest in MovieTickets.com, Inc., Mr. Rubenstein and Ms. Silvers would each receive 5% of the proceeds received by Hollywood Media in such sale.

In the event that during the Extension Term Hollywood Media enters into any additional businesses other than its existing businesses, then Hollywood Media will consider in good faith increasing each of the executive’s compensation during the Extension Term to reflect the additional service to be provided by the executive to Hollywood Media in connection with such additional businesses.

The consummation of the Broadway Sale constituted a “change of control” under the amended employment agreements (and would have constituted a “change of control” under the employment agreements dated December 2008).  Mr. Rubenstein and Ms. Silvers agreed pursuant to the amended employment agreements that in connection with the Broadway Sale, $812,501 of the amount Mr. Rubenstein was entitled to receive and $332,189 of the amount Ms. Silvers was entitled to receive upon a change of control was deferred and will be paid in accordance with the amended employment agreements.  As a result, Mr. Rubenstein and Ms. Silvers each was entitled to receive a reduced change of control payment equal to $1.5 million upon the consummation of the Broadway Sale.

If Mr. Rubenstein and/or Ms. Silvers, as applicable, continue to be employed by Hollywood Media on the first anniversary of the consummation of the Broadway Sale (December 15, 2011) (or if such employment is terminated on or before such date by Hollywood Media without “cause” or by Mr. Rubenstein and/or Ms. Silvers, as applicable, for “good reason”), then, regardless of whether Mr. Rubenstein or Ms. Silvers continues to provide services to Hollywood Media after the first anniversary of the consummation of the Broadway Sale, one-half of the deferred change of control payments will be paid to Mr. Rubenstein and/or Ms. Silvers, as applicable, upon the receipt by Hollywood Media of payments on the promissory note issued to Hollywood Media in connection with the Broadway Sale, on a pro rata basis, and one-half of such payments will be paid to Mr. Rubenstein and/or Ms. Silvers, as applicable, upon the receipt by Hollywood Media of payments under the first $7 million tranche of the earnout pursuant to the Broadway Sale, on a pro rata basis, according to the following schedule:

•	Mr. Rubenstein will receive:

•
4.76% of all payments of principal and interest received by Hollywood Media on account of the promissory note issued to Hollywood Media in connection with the Broadway Sale (for a maximum amount of $407,201), with each such payment to be made to Mr. Rubenstein within five business days of the date Hollywood Media receives payments of principal and interest on account of the promissory note issued to Hollywood Media in connection with the Broadway Sale, and

•
5.79% of the first $7 million of earnout payments received by Hollywood Media pursuant to Broadway Sale (for a maximum amount of $405,300), with each such payment to be made to Mr. Rubenstein within five business days of the date Hollywood Media receives the first $7 million of earnout payments pursuant to the Broadway Sale.

•	Ms. Silvers will receive:

•
1.94% of all payments of principal and interest received by Hollywood Media on account of the promissory note issued to Hollywood Media in connection with the Broadway Sale (for a maximum amount of $166,989), with each such payment to be made to Ms. Silvers within five business days of the date Hollywood Media receives payments of principal and interest on account of the promissory note issued to Hollywood Media in connection with the Broadway Sale, and

•
2.36% of the first $7 million of earnout payments received by Hollywood Media pursuant to the Broadway Sale (for a maximum amount of $165,200), with each such payment to be made to Ms. Silvers within five business days of the date Hollywood Media receives the first $7 million of earnout payments pursuant to the Broadway Sale.

The portion of any amount that is received by Hollywood Media in respect of the promissory note issued to Hollywood Media in connection with the Broadway Sale or the earnout pursuant to the Broadway Sale before the first anniversary of the consummation of the Broadway Sale that is payable to Mr. Rubenstein or Ms. Silvers shall be set aside in a “rabbi trust” until the first anniversary of the consummation of the Broadway Sale, at which time such amount (plus an amount equal to the interest earned on obligations held by the rabbi trust in respect of such amount) shall be paid to Mr. Rubenstein or Ms. Silvers, as applicable.

If Hollywood Media does not pay any amount of the deferred change of control payments that becomes due to Mr. Rubenstein and/or Ms. Silvers, as applicable, pursuant to the schedule set forth above by the latest date on which such amount is permitted to be paid to such executive, then Mr. Rubenstein and/or Ms. Silvers, as applicable, shall provide written notice to Hollywood Media of such failure to pay, and if such payment is not made by the 30th day following the date that such written notice is provided to Hollywood Media, then the obligations of Hollywood Media to pay such executive the amount of the deferred change of control payments according to the schedule set forth above shall accelerate and become immediately due and payable in full as if Hollywood Media had received total principal payments of $8,500,000 on account of the promissory note issued to Hollywood Media in connection with the Broadway Sale and the first $7,000,000 of earnout payments pursuant to the Broadway Sale.

If Hollywood Media surrenders or otherwise transfers or modifies the promissory note issued to Hollywood Media in connection with the Broadway Sale or the earnout to be received by Hollywood Media pursuant to the Broadway Sale for any modified obligation or any other consideration, the payments from Hollywood Media to Mr. Rubenstein and Ms. Silvers for the deferred change of control payments shall be made with respect to such modified obligation or the fair market value of such other consideration.

If, during the Extension Term, the employment of either Mr. Rubenstein or Ms. Silvers is terminated by Hollywood Media other than for “cause”, death, or disability, then such executive will receive (in addition to any benefits owed under a plan described in the employment agreement as in effect on the date of termination and reimbursement for expenses incurred prior to the date of termination) the amount payable to such executive following a “change of control” in a lump sum payment within five (5) business days after such termination of employment (to the extent not previously paid), without regard to whether all of the payments on account of the promissory note issued to Hollywood Media in connection with the Broadway Sale and the earnout pursuant to the Broadway Sale have been received by Hollywood Media.  Additionally, if the employment of either executive is terminated (i) by reason of the death of the executive, (ii) by Hollywood Media during the Extension Term for any reason other than for “cause,” or (iii) by the executive for “good reason,” the right of such executive to payments of the 5% Distribution will fully vest and the 5% Distribution will continue to be paid to the executive and the executive’s heirs.

If Hollywood Media fails to pay any amount that becomes due to either executive under the amended employment agreements by the latest date on which such amount is permitted under the amended employment agreements to be paid, interest will be charged with respect to the past due amount at the rate of 1.5% per month, compounded monthly, from the latest date on which such amount was permitted under the amended employment agreements to be paid, and such interest shall be paid by Hollywood Media to such executive at or before the time that the amount past due is paid.

Employment Agreement with former Chief Accounting Officer. On May 19, 2005, Hollywood Media entered into an employment agreement with Scott Gomez, the former Chief Accounting Officer of Hollywood Media.  The term of employment originally expired on April 13, 2011 (as described below, such expiration date was extended until June 15, 2011).  Compensation under the agreement included annual base salary of $175,000 effective as of April 14, 2005, subject to annual salary increases of $25,000, a $25,000 cash bonus within ten days of the signing of the agreement as well as annual $25,000 cash bonuses on each anniversary date of his employment with Hollywood Media, and a grant of options to purchase 25,000 shares of Hollywood Media’s common stock at a price equal to the closing sale price of the common stock on the trading day immediately preceding the date of the employment agreement.  The options were fully vested on the date of grant and had a five-year term.

On August 9, 2006, Hollywood Media and Mr. Gomez amended and restated the original five-year employment agreement.  In addition to the terms of the original employment agreement, the amended and restated employment agreement provided that, if a “Change of Control” (which is defined in the employment agreement) occurred during the term of employment, then Mr. Gomez was entitled to receive a cash payment equal to the salary and annual bonuses payable to Mr. Gomez under the agreement for the two year period following the date of such Change of Control (the “Change of Control Payment”), with 50% of the Change of Control Payment payable upon the date of the Change of Control and 50% of the Change of Control Payment to be paid to Mr. Gomez six months after the date of the Change of Control.  As a condition to receiving the second 50% of the Change of Control Payment, Mr. Gomez was required to continue his employment during a period of at least six months following the date of the Change of Control irrespective of the length of time remaining on the term of the agreement, which was extended by Hollywood Media to one year following the date of the Change of Control in accordance with the terms of the employment agreement (the “Required Employment Period”).  During the Required Employment Period, the base salary payable to Mr. Gomez in accordance with the terms of the employment agreement was increased by 50%.  Upon the expiration of the Required Employment Period, Mr. Gomez’s employment continued under the terms of the employment agreement without the 50% base salary increase, and he would not be entitled to any termination payments if his employment is terminated without “cause” or for “good reason”.

As defined in Mr. Gomez’s employment agreement, a “Change of Control” includes, among other factors, the sale of 50% or more of the stock or assets of any two of Hollywood Media’s divisions (which included the Broadway Ticketing, Data Business or Hollywood.com).  The sale of the Data Business was completed in August 2007 (comprised of the sales of both the Baseline StudioSystems and Showtimes businesses in August 2006 and August 2007, respectively), and the sale of the Hollywood.com Business was completed in August 2008 (for additional information about the sale of the Hollywood.com Business, see “Transactions with Related Persons” below).  Due to such sales of two of Hollywood Media’s then three primary divisions, a Change of Control as defined in Mr. Gomez’s employment agreement occurred on August 21, 2008, and as a result: (i) Mr. Gomez received a Change of Control Payment equal to $592,945, with 50% paid on August 21, 2008 and 50% paid on February 21, 2009; and (ii) the annual salary rate for Mr. Gomez reflected the 50% increase required during the Required Employment Period referenced above, which ended on August 20, 2009.  Pursuant to the amended and restated employment agreement dated August 2006, Mr. Gomez’s annual salary on December 31, 2010 was $300,000 and Mr. Gomez’s annual salary on June 15, 2011 was $325,000.

As a result of the downsizing of Hollywood Media following the Broadway Sale, Hollywood Media and Mr. Gomez mutually agreed not to renew the employment agreement of Mr. Gomez.  Mr. Gomez’s employment with the Company terminated effective June 15, 2011.

Effective as of June 15, 2011, Hollywood Media appointed Tammy Hedge, age 50, a certified public accountant, as Hollywood Media’s Chief Financial Officer and Chief Accounting Officer.  Ms. Hedge is responsible for all corporate finance, treasury and accounting functions for Hollywood Media and its subsidiaries.  From September 2006 to June 2011, Ms. Hedge was the Chief Financial Officer of Home Town Cable TV, LLC, a cable TV operator.  From July 2004 to July 2006, Ms. Hedge was Vice President, Chief Accounting Officer and Controller of Ion Media Networks Inc. (formerly called Pax TV), which owns a broadcast television station group and the i network, and was publicly traded during Ms. Hedge’s employment.  From August 1999 to June 2004, Ms. Hedge was the Financial Controller of Dycom Industries, Inc., a company listed on the New York Stock Exchange that provides specialty contracting services primarily for cable TV and phone companies.  In these positions, Ms. Hedge was responsible for certain corporate finance, treasury and accounting functions.  Ms. Hedge received a Bachelor in Science degree with dual majors in Accounting and Computer Science from East Tennessee State University in 1982.

Ms. Hedge does not have a written employment agreement with Hollywood Media.  Ms. Hedge will receive a base salary of $125,000 annually and may be eligible for an incentive bonus at the discretion of the Compensation Committee of Hollywood Media’s Board of Directors.  Ms. Hedge also is eligible for four weeks paid vacation annually and will be reimbursed for certain out-of-pocket business expenses including certain auto expenses.  Due to the downsizing of Hollywood Media, Hollywood Media currently anticipates that Ms. Hedge will devote, on average, approximately 50% of her time on Hollywood Media business.

Due to the downsizing of Hollywood Media, Hollywood Media’s Controller, Anna Baburam, who was expected to become Hollywood Media’s Chief Accounting Officer, decided to leave Hollywood Media to pursue other opportunities.

Cash Bonuses

The Compensation Committee has the authority to grant cash bonus awards and may approve compensation plans or agreements to grant bonuses based on specified terms.  Discretionary bonus awards vary depending on the Compensation Committee’s review and consideration of various factors including the executive officer’s contribution to Hollywood Media’s achievement of its goals.

During 2010, the Compensation Committee awarded (i) Mr. Rubenstein a cash bonus in the amount of $187,500 in recognition of Hollywood Media's overall good financial performance during 2010, (ii) Ms. Silvers a cash bonus in the amount of $95,000 in recognition of Hollywood Media's overall good financial performance during 2010, and (iii) Mr. Gomez a cash bonus of $200,000 to retain Mr. Gomez’s services. In addition, during 2010 Mr. Gomez received a $25,000 cash bonus in accordance with the terms of his employment agreement.

During 2009, the Compensation Committee awarded (i) Mr. Rubenstein a cash bonus in the amount of $250,000 in recognition of Hollywood Media’s overall good financial performance during 2009 and (ii) Ms. Silvers a cash bonus in the amount of $100,000 in recognition of Hollywood Media’s overall good financial performance during 2009.  In addition, during 2009 Mr. Gomez received (i) a $25,000 cash bonus in accordance with the terms of his employment agreement and (ii) a cash bonus of $296,473, representing 50% of the Change of Control Payment payable in accordance with the terms of Mr. Gomez’s employment agreement (see “Employment Agreements with Named Executive Officers” above).

Stock Option Grants and Equity-Based Compensation

During the fiscal year ended December 31, 2010, no stock options or other equity-based compensation awards were granted to Mr. Rubenstein, Ms. Silvers or Mr. Gomez.

Other Benefits

Perquisites.

Although perquisites are not a primary aspect of Hollywood Media’s executive compensation, Hollywood Media provided its named executive officers with the following perquisites during 2009 and 2010:

Automobile Allowance.  The employment agreement between Hollywood Media and Mitchell Rubenstein provides that Mr. Rubenstein is entitled to an automobile allowance of $650 per month.  In addition, the employment agreement between Hollywood Media and Laurie S. Silvers provides that Ms. Silvers is entitled to an automobile allowance of $650 per month.

Insurance Coverage.  Hollywood Media provides the named executive officers and their dependants with medical, dental, disability and life insurance coverage at the sole expense of Hollywood Media.

401(K) Plan.  On September 27, 2010, upon recommendation of Mitchell Rubenstein, CEO and Chairman of Hollywood Media, the Board of Directors of Hollywood Media approved of the termination of Hollywood Media’s 401(k) plan effective November 18, 2010.  Hollywood Media maintained a 401(k) Plan (the “Plan”) covering all employees who met certain eligibility requirements. The Plan provided that each participant could contribute up to 15% of his or her pre-tax gross compensation (not to exceed a statutorily prescribed annual limit). All amounts contributed by employee participants in conformity with Plan requirements and earnings on such contributions were fully vested at all times. The match in stock was 50% of the first 8% of the employees’ compensation contributions, for those participants employed in excess of 1,000 hours during the year and employed on the last day of the year.  The match for the year ended December 31, 2010 was $148,404 and was paid in cash to the Plan for the year during the fourth quarter of the year ended December 31, 2010.  The match for the year ended December 31, 2009 was 101,189 shares of Hollywood Media common stock, valued at $141,664 (based on a share price of $1.40 per share), and was paid in the first quarter of the year ended December 31, 2010. The Plan had investments in Hollywood Media common stock of 303,270 shares valued at a share price of $1.64 or $497,363 and 439,874 shares valued at a share price of $1.40 or $615,824, as of December 31, 2010 and 2009, respectively. The Plan assets remaining as of December 31, 2010 represent employee, or former employee, investments pending transfer or distribution.

Outstanding Equity Awards at 2010 Fiscal Year-End

As of December 31, 2010, there were no unexercised options, unvested stock awards or equity incentive plan awards outstanding.  Upon the consummation of the Broadway Sale (which occurred on December 15, 2010), all of the unvested restricted shares of Hollywood Media common stock granted to Mitchell Rubenstein, our Chairman and Chief Executive Officer, and Laurie S. Silvers, our Vice-Chairman, President and Secretary, pursuant to Hollywood Media’s 2004 Stock Incentive Plan immediately vested and thus were no longer restricted shares.

Plans Providing for Payment of Retirement Benefits

Hollywood Media does not provide pension arrangements or post-retirement health coverage for its executives or employees.  For a discussion of Hollywood Media’s 401(K) Plan (that was terminated effective November 18, 2010), please see “Other Benefits- 401(K) Plan” above.

Agreements Providing Potential Payments Upon Termination or Change-in-Control

See “Employment Agreements with Named Executive Officers” above for a description of agreements that provide payments to a named executive officer at, following, or in connection with the resignation, retirement or other termination of a named executive officer, or a change in control of Hollywood Media or a change in the a named executive officer’s responsibilities following a change in control.

2010 Director Compensation

The following table sets forth information regarding the compensation received by each of Hollywood Media’s Directors during 2010:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards(4)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total

Mitchell Rubenstein, Chairman(1)	-	-	-	-	-	-	-

Laurie S. Silvers, Vice Chairman(1)	-	-	-	-	-	-	-

Harry T. Hoffman	$61,500	-	-	-	-	-	$61,500

Robert D. Epstein	$35,500	-	-	-	-	-	$35,500

Spencer Waxman(2)	$14,000	-	-	-	-	-	$14,000

Stephen Gans(3)	$33,500	-	-	-	-	-	$33,500

(1)           Ms. Silvers and Mr. Rubenstein are executive officers and employees of Hollywood Media, and their compensation is reported separately above in the “Executive Compensation” portion of this Proxy Statement on Schedule 14A, prior to this “2010 Director Compensation” discussion.

(2)           On June 30, 2010, Spencer Waxman resigned from the Board of Directors of Hollywood Media Corp. for personal reasons, effective immediately.  Mr. Waxman’s resignation was not the result of any disagreement with Hollywood Media known to an executive officer of Hollywood Media on any matter relating to Hollywood Media’s operations, policies, or practices.

(3)           Mr. Gans first became a Director upon his election to the Board of Directors at Hollywood Media’s Annual Meeting of Shareholders held on December 21, 2009.

(4)           The table below shows the aggregate number of shares subject to all outstanding stock options held by the named directors as of December 31, 2010 all of which options were granted under the Directors Stock Option Plan for non-employee directors (described below).

Total Options Held at 12/31/2010
Name	(# of shares)
Harry T. Hoffman	65,435
Robert D. Epstein	15,000

*  Robert McAllan was a member of the Board until the expiration of his term as a Director on December 21, 2009.  During the fiscal year ended December 31, 2010, Mr. McAllen received $500 as compensation for his services as a Director during 2009.

Retainer and Meeting Fees

Directors of Hollywood Media who are neither employees nor consultants (“non-employee directors”) are compensated at the rate of $2,500 for each meeting of the Board of Directors attended in person, $500 for each meeting of the Board attended by telephone, and $500 for each committee meeting attended. Directors are reimbursed for travel and lodging expenses in connection with their attendance at meetings.  In addition, commencing January 1, 2008, non-employee directors are paid $25,000 per year of service on the Board, and the chairman of any committee of the Board is paid an additional $25,000 per year of service as chairman.  The current Chairman of the Compensation Committee is Harry Hoffman.

Directors Stock Option Plan

Hollywood Media’s shareholder-approved Directors Stock Option Plan (the “Directors Plan”) was initially adopted in 1993, was subsequently amended, and has been approved by Hollywood Media’s shareholders. No stock options may be granted under the Directors Plan after July 1, 2008. The Directors Plan continues in effect until all options granted thereunder have expired or been exercised, unless the Directors Plan is terminated at an earlier time.

The Directors Plan provides for grants of stock options, subject to availability of shares under the plan, to each non-employee director, as follows: (1) an initial grant of an option to purchase 15,000 shares of common stock at the time such person first becomes appointed to the Board, and (2) an annual grant of an option to purchase 15,000 shares of common stock on the date of each annual meeting of Hollywood Media’s shareholders at which the director is reelected.

In December 2007, the Board of Directors elected to temporarily suspend such annual option issuances until such time that the Board determines to reserve additional shares of common stock for issuance upon exercise of options granted under the Directors Plan.  During the year ended December 31, 2010, 195,689 options were cancelled,  4,819 options expired, and no options were granted or exercised under the Directors Plan.

The maximum aggregate number of shares of common stock that may be issued pursuant to options granted under the Directors Plan is 300,000, and options are currently outstanding for an aggregate of 295,943 shares.

The exercise price per share of any option granted under the Directors Plan is the “Fair Market Value” per share of common stock (based on the prevailing stock market price per share of common stock, as defined in the Directors Plan) on the date preceding the date the option is granted. These options become exercisable six months after the date of grant and expire ten years after the date of grant, subject to earlier termination upon certain conditions as provided in the plan. The Board of Directors, in its discretion, may cancel all options granted under the Directors Plan that remain unexercised on the date of consummation of certain corporate transactions described in the Directors Plan.

AUDIT MATTERS

Report of the Audit Committee

The primary responsibility of the Audit Committee of Hollywood Media’s Board of Directors (the “Audit Committee”) is to assist with oversight of Hollywood Media’s financial reporting process on behalf of Hollywood Media’s  Board of Directors. Hollywood Media’s management is responsible for Hollywood Media’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. Hollywood Media’s independent registered public accounting firm, Kaufman Rossin & Co., P.A. (the “Accounting Firm”), is responsible for auditing Hollywood Media’s financial statements and expressing an opinion, based on the audit, as to the conformity of those audited financial statements with generally accepted accounting principles. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies on information provided to it by Hollywood Media’s management and the Accounting Firm, including representations of Hollywood Media’s management and the opinion of the Accounting Firm that such financial statements have been prepared in conformity with generally accepted accounting principles. The oversight of the Audit Committee does not provide it with an independent basis to determine that Hollywood Media’s management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with Hollywood Media’s management and the Accounting Firm do not assure that Hollywood Media’s financial statements are presented in accordance with generally accepted accounting principles or that the audit of Hollywood Media’s financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The Audit Committee meets with the Accounting Firm and Hollywood Media’s management to discuss the overall scope and plans for the audit, and to discuss the results of the Accounting Firm’s examinations and evaluations of Hollywood Media’s internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Hollywood Media’s audited financial statements for the year ended December 31, 2010 with management and the Accounting Firm. The Audit Committee discussed with the Accounting Firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended.  This included a discussion of the Accounting Firm’s judgments as to the quality, not just the acceptability, of Hollywood Media’s accounting principles and such other matters as are required to be discussed with the Audit Committee under the standards of the Public Company Accounting Oversight Board (United States).  In addition, the Audit Committee received from the Accounting Firm written disclosures and the letter required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with the Accounting Firm the auditors’ independence from management and Hollywood Media, including the matters covered by the written communications provided by the Accounting Firm.  The Audit Committee has also considered whether the provision of non-audit services provided by the Accounting Firm, if any, is compatible with maintaining the Accounting Firm’s independence.

Based on the reviews and discussions referenced above, the Audit Committee recommended to Hollywood Media’s Board of Directors that Hollywood Media’s audited financial statements be included in Hollywood Media’s Annual Report on Form 10-K for the year ended December 31, 2010, as amended, for filing with the SEC.

Respectfully,

Members of the Audit Committee
Harry T. Hoffman
Robert Epstein
Stephen Gans

Appointment of Independent Registered Public Accounting Firm; Attendance at Meeting

The firm of Kaufman Rossin & Co., P.A. served as Hollywood Media’s independent registered public accounting firm for the fiscal year ended December 31, 2010.  Hollywood Media has reappointed Kaufman Rossin & Co., P.A. to serve as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  See “Proposal to Ratify the Selection of Independent Registered Public Accounting Firm” below.  Representatives of Kaufman Rossin & Co., P.A. are not expected to be present at the Meeting, and therefore will not make a statement or be available to respond to questions.

Independent Registered Public Accounting Firm’s Fees and Services

The following table shows fees billed to Hollywood Media by its independent registered public accounting firm, Kaufman Rossin & Co., P.A., for each of the two fiscal years ended December 31, 2010 and 2009, respectively, for services rendered in the specified categories indicated below.

Type of Fees	2010	2009
Audit Fees	$450,000	$467,567
Audit-Related Fees	$36,252	$98,782
Tax Fees	—	—
All Other Fees	—	$2,460
Total	$486,252	$568,809

The fee types referenced in the above table are defined as follows:

“Audit Fees” are aggregate fees billed by Hollywood Media’s principal auditing firm for professional services for the audit of Hollywood Media’s consolidated financial statements included in its Form 10-K, for the audit of management’s report on its assessment of the effectiveness of Hollywood Media’s internal controls over financial reporting included in its Form 10-K, for review of financial statements included in its Forms 10-Q, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-Related Fees” are fees billed by Hollywood Media’s principal auditing firm for assurance and related services that are reasonably related to the performance of the audit or review of Hollywood Media’s financial statements.  Such services include principally services associated with reports related to regulatory filings, and general accounting and reporting advice.

“Tax Fees” are fees billed by Hollywood Media’s principal auditing firm for professional services for tax compliance, tax advice, and tax planning.

“All Other Fees” are fees billed by Hollywood Media’s principal auditing firm for any services not included in the forgoing fee categories.

Audit Committee Pre-Approval Policies and Procedures

SEC rules require that audit services and permitted non-audit services provided by our principal auditing firm be pre-approved by our Audit Committee.  Such rules permit such pre-approval to be given either through explicit approval by the Audit Committee on a case-by-case basis, or pursuant to pre-approval policies and procedures as may be established by the Audit Committee from time to time.

For each of the two fiscal years ended December 31, 2010 and 2009, respectively, and through the date of this Proxy Statement on Schedule 14A, the Audit Committee has not adopted pre-approval policies covering such periods or future periods.  Accordingly, any services provided by our principal auditing firm during the period January 1, 2009 through the date of this Proxy Statement on Schedule 14A were approved by the Audit Committee on a case-by-case basis.  However, in the future the Audit Committee may adopt pre-approval policies and procedures in accordance with applicable rules.

PROPOSAL TO RATIFY THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal No. 2)

The firm of Kaufman Rossin & Co., P.A. served as Hollywood Media’s independent registered public accounting firm for the fiscal year ended December 31, 2010. Pursuant to the prior approval of Hollywood Media’s Audit Committee, Kaufman Rossin & Co., P.A. has been appointed to serve as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and such appointment has been proposed by the Board for ratification by vote of the shareholders at the Meeting.  If the shareholders do not ratify the appointment, the Audit Committee will consider whether it should appoint another independent registered public accounting firm.

Provided that a quorum is present at the Meeting, the appointment of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011 will be ratified by Hollywood Media’s shareholders if the number of votes cast “for” ratification exceeds the number of votes cast “against” ratification.  Shareholders may vote “for” or “against” or to “abstain” from voting on the proposal to ratify the selection of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011, whether such votes are cast via the Internet, by telephone or by mailing in a signed proxy card.  Votes to “abstain” and broker non-votes will not be counted as votes cast “for” or “against” the proposal to ratify Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011, and therefore will not affect the outcome of the proposal to ratify Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  The accompanying form of proxy, whether voted via the Internet, by telephone or by mailing a properly executed proxy card to Hollywood Media, will be voted “for” the ratification of Kaufman Rossin & Co., P.A. as Hollywood Media’s independent registered public accounting firm for the fiscal year ending December 31, 2011, unless the proxy contains contrary instructions.

HOLLYWOOD MEDIA’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLLYWOOD MEDIA’S SHAREHOLDERS VOTE “FOR” THE PROPOSAL TO RATIFY THE SELECTION OF KAUFMAN ROSSIN & CO., P.A AS HOLLYWOOD MEDIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

Scott Gomez served as an executive officer of Hollywood Media from April 2003 to June 2011.  Hollywood Media employed his father, Jose Gomez, from December 2000 through April 2010 in information systems and business development positions, not as an executive officer.  Total 2009 cash compensation (salary and bonus) of Jose Gomez was $175,313 and total 2010 cash compensation (salary and bonus) of Jose Gomez was $63,462.

Sale of Hollywood.com Business Unit to R&S Investments LLC

On August 21, 2008, Hollywood Media entered into a definitive purchase agreement with R&S Investments, LLC, an entity wholly-owned by Mitchell Rubenstein, Hollywood Media’s Chief Executive Officer and Chairperson of the Board, and Laurie S. Silvers, Hollywood Media’s President and Vice-Chairperson of the Board.  Pursuant to the purchase agreement, R&S Investments acquired Hollywood Media’s subsidiaries Hollywood.com, Inc. and Totally Hollywood TV, LLC (collectively, the “Hollywood.com Business”) for a potential purchase price of $10.0 million, which includes $1.0 million in cash that was paid to Hollywood Media at closing and potential earn-out payments of up to $9.0 million.  During fiscal 2009, Hollywood Media recorded $0.7 million in earn-out income under this agreement.  As of December 31, 2009, $8.3 million remained to be earned pursuant to this agreement.  During fiscal 2010, Hollywood Media recorded $0.7 million in earn-out income under this agreement.  As of December 31, 2010, $7.6 million remained to be earned pursuant to this agreement and $1.4 million (as of December 31, 2010) has been paid by R&S Investments to Hollywood Media on account of such earn-out.  The Hollywood.com Business included: (i) Hollywood Media’s Hollywood.com, Inc. subsidiary, which owned the Hollywood.com website and related URLs and celebrity fan websites. Hollywood.com features in-depth movie information including movie showtimes listings, celebrity biographical data, and celebrity photos primarily obtained by Hollywood.com through licenses with third party licensors which are made available on the Hollywood.com website and mobile platform. Hollywood.com also has celebrity fan sites and a library of feature stories and interviews which incorporate photos and multimedia videos taken at entertainment events including movie premiers and award shows; and (ii) Hollywood Media’s Totally Hollywood TV, LLC subsidiary, which owned Hollywood.com Television, a free video on demand service distributed pursuant to annual affiliation agreements with certain cable operators for the distribution of movie trailers to subscribers of those cable systems.  The purchase price was determined by an arms-length negotiation between a Special Committee of independent and disinterested directors of Hollywood Media on the one hand and R&S Investments on the other hand.

Commencing October 1, 2009, R&S Investments was contractually obligated to make periodic earn-out payments equal to the greater of (i) 10 percent of collected gross revenue and (ii) 90 percent of EBITDA (as defined in the purchase agreement) for the Hollywood.com Business until the full earn-out is paid. If a change of control of Hollywood.com occurs before the earn-out is fully paid, the remaining portion of the earn-out would be payable immediately upon such a change of control, up to the amount of consideration received by R&S Investments less related expenses. If the consideration in such a change of control is less than the remaining balance of the earn-out, then the surviving entity which owns the Hollywood.com Business will be obligated to pay the difference in accordance with the same earn-out terms.  Pursuant to the purchase agreement, Hollywood Media was required to place $2.6 million into an escrow account to fund any negative EBITDA of the Hollywood.com Business through August 21, 2010. There was $2.6 million disbursed to the Hollywood.com Business through September 30, 2009, representing the entire balance of the escrow.

Acquisition of Baseline LLC and Project Hollywood LLC

On October 7, 2011, Project Hollywood LLC, a newly formed limited liability company owned by Baseline Holdings LLC (which is owned by Mitchell Rubenstein, the Chairman and Chief Executive Officer of Hollywood Media, and Laurie Silvers, the Vice-Chairman, President and Secretary of Hollywood Media) acquired from The New York Times Company all of the membership interests of Baseline LLC.  Baseline LLC owns Baseline StudioSystems, a leading provider of movie and TV data services for the entertainment and motion picture industries and a licensor of information to Internet and digital media companies.  Mr. Rubenstein and Ms. Silvers individually contributed $4.5 million in cash to Baseline Holdings LLC which in turn contributed it to Project Hollywood LLC to fund the acquisition.

Hollywood Media previously owned the Baseline StudioSystems business and sold it on August 25, 2006 to The New York Times Company.  The opportunity to purchase the Baseline StudioSystems business was presented to Mr. Rubenstein and Ms. Silvers in their individual capacity, and they presented to Hollywood Media’s independent directors the opportunity for Hollywood Media.  Rather than acquire 100% of the Baseline StudioSystems business, Hollywood Media’s independent directors decided unanimously for Hollywood Media to make a minority investment in Project Hollywood LLC alongside Mr. Rubenstein and Ms Silvers with the relative ownership interest of Project Hollywood LLC interests determined based on the proportionate amount each invested.

On October 27, 2011, following Project Hollywood LLC’s acquisition of all of the membership interests of Baseline LLC, Hollywood Media (following the unanimous approval of its independent directors) acquired a 21.74% ownership interest in Project Hollywood LLC for an investment of $1.25 million, which was based on the same per membership unit price paid by Baseline Holdings for its 78.26% ownership interest in Project Hollywood LLC.  The funds contributed were used to acquire Baseline LLC and for working capital and other capital needs of the Baseline StudioSystems business. The Baseline StudioSystems business has no debt other than normal accounts payable and deferred revenue.

Pursuant to the Project Hollywood LLC Limited Liability Company Agreement, Baseline Holdings or its designee will be the managing member, as long as Baseline Holdings or any of its permitted transferees, as defined, has an ownership interest in Project Hollywood LLC.  The managing member of Project Hollywood LLC has full authority, power and discretion to manage and control Project Hollywood LLC’s business and to determine the timing and amounts of distributions.

The Project Hollywood LLC Limited Liability Company Agreement provides that (i) distributions of available cash will be made in accordance with the members’ percentage interests, (ii) Hollywood Media’s ownership interest in Project Hollywood LLC is subject to a right of first refusal in favor of Project Hollywood LLC and Baseline Holdings in the event Hollywood Media desires to transfer such ownership interest, (iii) if Baseline Holdings and/or its permitted transferees who together own at least a majority of Project Hollywood LLC agree to sell its ownership interest in Project Hollywood LLC or vote in favor of a merger or consolidation or a sale of all or substantially all of Project Hollywood’s assets, Hollywood Media is required to consent to the transaction, waive any appraisal rights, and agree to sell its ownership interest in Project Hollywood LLC on the same terms and conditions as other members; and (iv) if Baseline Holdings desires to sell its ownership interest in Project Hollywood LLC, Hollywood Media would be able to participate in such sale by selling a proportionate amount of its interest in Project Hollywood LLC.

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement under SEC Rule 14a-8

Any shareholder proposal sought to be included in Hollywood Media’s proxy materials for the 2012 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be in writing and received by Hollywood Media no later than July 25, 2012, provided, however, that if the 2012 Annual Meeting is called for a date that is not within thirty days before or after December 19, 2012, then notice by the shareholder in order to be timely must be received a “reasonable time” before Hollywood Media begins to print and send its proxy materials for the 2012 Annual Meeting. Such proposals must be received at Hollywood Media’s principal executive offices at the following address: Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, Attention: Secretary. Such proposals must also comply with the rules of the Securities and Exchange Commission relating to Rule 14a-8 shareholder proposals and may be omitted if not in compliance with applicable requirements.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

Under applicable requirements, including Hollywood Media’s Bylaws, any shareholder proposal that is not intended for inclusion in Hollywood Media’s proxy materials (i.e., a shareholder proposal submitted outside the processes of Rule 14a-8), and all director nominations by shareholders, for Hollywood Media’s 2012 Annual Meeting of Shareholders must be received by Hollywood Media no later than August 21, 2012 and no earlier than July 22, 2012, provided, however, that if the 2012 Annual Meeting is called for a date that is not within thirty days before or after December 19, 2012, then notice by the shareholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of the date of the 2012 Annual Meeting is mailed or publicly announced by Hollywood Media, whichever first occurs. Such shareholder proposals and director nominations must be written and delivered to or mailed and received at Hollywood Media’s principal executive offices at the following address: Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, Attention: Secretary. The written notice must also contain specified information and conform to certain requirements as set forth in Hollywood Media’s Bylaws referenced below. If the chairman of the 2012 Annual Meeting determines that a shareholder proposal or director nomination was not made in accordance with applicable requirements including Hollywood Media’s Bylaws, then such proposal or nomination will not be presented for a vote of shareholders at the 2012 Annual Meeting.

Advance Notice Requirements for Proposals and Director Nominations by Shareholders.

Hollywood Media’s Bylaws and SEC rules contain certain requirements for shareholders to provide advance written notice of proposals of business or director nominations by Hollywood Media’s shareholders. Certain material features of these requirements are summarized below, however, the statements below concerning the terms and provisions of these notice requirements are summaries only and do not purport to be complete. The descriptions of such Bylaw requirements below are qualified in their entirety by reference to the full text of Hollywood Media’s Bylaws which are filed as an exhibit to Hollywood Media’s Form 8-K report filed with the SEC on September 5, 2006.

Notice of Shareholder Business At Annual Meeting.  Hollywood Media’s Bylaws provide that business to be transacted at an annual meeting of shareholders may not be proposed by a shareholder unless the shareholder complies with the required notice procedures described below. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of Hollywood Media. To be timely, a shareholder’s notice must be delivered to Hollywood Media not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made by Hollywood Media, whichever first occurs. To be in proper written form, a shareholder’s notice must set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such shareholder, (iii) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by such shareholder, (iv) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business, (v) a representation by the notifying shareholder that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting, and (vi) any other information relating to such shareholder and/or proposed business that would be required to be disclosed in a proxy statement (or other filings required to be made) in connection with solicitations of proxies for approval of such a proposal pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the “Exchange Act”) (this clause (vi) applies whether or not a proxy statement is filed).

Shareholder Nomination of Directors.  Hollywood Media’s Bylaws provide that a shareholder may not nominate a candidate for election to the Board of Directors at any annual meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors, unless the shareholder complies with the required notice procedures described below. In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to the Secretary of Hollywood Media. To be timely, a shareholder’s notice must be delivered to Hollywood Media: (i) in the case of an annual meeting, not less than 120 days nor more than 150 days prior to the anniversary date of the immediately preceding annual meeting of shareholders (provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of the annual meeting was made by Hollywood Media, whichever first occurs); and (ii) in the case of a special meeting of shareholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public announcement of the date of the special meeting was made by Hollywood Media, whichever first occurs. To be in proper written form, a shareholder’s notice must set forth: (i) as to each person whom the shareholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act; and (ii) as to the shareholder giving the notice (A) the name and record address of such shareholder, (B) the class or series and number of shares of capital stock of Hollywood Media which are owned beneficially or of record by such shareholder, (C) a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) in connection with the nomination(s) or pursuant to which the nomination(s) are to be made by such shareholder, (D) a representation by the notifying shareholder to Hollywood Media that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such shareholder and/or such nominee(s) that would be required to be disclosed in a proxy statement (or other filings required to be made) in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act (this clause (E) applies whether or not a proxy statement is filed). Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Hollywood Media does not intend to present, and Hollywood Media has not been informed that any other person intends to present, any matter for action at the Meeting, other than as specifically discussed herein.

ANNUAL REPORT

A copy of Hollywood Media’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as amended, (excluding exhibits) as filed with the SEC accompanies these proxy materials. Copies of exhibits to the Form 10-K will be furnished on request, upon payment of Hollywood Media’s expenses in furnishing requested exhibits. Any request for exhibits should be addressed to:  Investor Relations Department, Hollywood Media Corp., 2255 Glades Road, Suite 221A, Boca Raton, Florida 33431, telephone number (561) 998-8000.

By Order of the Board of Directors

Laurie S. Silvers
Vice Chairman of the Board, President and Secretary

Boca Raton, Florida
November 21, 2011

ANNUAL MEETING OF SHAREHOLDERS OF

HOLLYWOOD MEDIA CORP.

December 19, 2011

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530000000000000000 7 121911

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTOR NOMINEES LISTED IN PROPOSAL NO. 1 AND "FOR" THE APPROVAL OF PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

3. Upon such other matters as may properly come before such Annual Meeting or any adjournments or postponements thereof. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting and Proxy Statement for Hollywood Media Corp.'s 2011 Annual Meeting, and (2) Hollywood Media Corp.'s Annual Report on Form 10-K for the year ended December 31, 2010, as amended.

PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY PROMPTLY USING THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.